UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material pursuant to §240.14a-12

BLUE DOLPHIN ENERGY COMPANY

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Dolphin Energy Company, a Delaware corporation (referred to herein as “Blue Dolphin,” “we,” “us” and “our”), will be held on Friday, January 27, 2012 at 10:00 a.m. Central at Blue Dolphin’s principal office located at 801 Travis Street, Suite 2100, Houston, Texas. At the Annual Meeting, stockholders will be asked to consider proposals to:

(1)	Elect five (5) directors, all of whom shall serve until their successors are duly elected and qualified, or until their earlier resignation or removal;

(2)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	Amend our Certificate of Incorporation, as amended and restated (the “Certificate”), to decrease the number of authorized common shares, par value $0.01 per share (the “Common Stock”), from 100,000,000 shares to 20,000,000 shares;

(4)	Amend our 2000 Stock Incentive Plan (the “Plan”) to: (i) change the expiration date of the Plan from ten (10) to twenty (20) years from the effective date and (ii) increase the aggregate number of Blue Dolphin’s Common Stock, reserved for issuance under the Plan from 171,128 shares of Common Stock to 1,000,000 shares of Common Stock (collectively the “Plan Amendments”); and

(5)	Approve the Issuance of 8,393,560 shares of Common Stock to Lazarus Energy Holdings, LLC (“LEH”) as consideration to purchase Lazarus Energy, LLC (“LE”), which owns the Nixon Refinery, pursuant to a definitive Purchase and Sale Agreement (the “PSA”) entered into on July 12, 2011 between LEH, Lazarus Louisiana Refinery II, LLC (“LLRII”), Lazarus Texas Refinery II, LLC (“LTRII”), Lazarus Environmental, LLC (“LENV”), LE and Lazarus Energy Development, LLC (“LED”)(LEH, LLRII, LTRII, LENV, LE and LED are sometimes collectively referred to herein as “Lazarus” or the “Lazarus Entities”), whereby LEH shall hold eighty percent (80%) of our issued and outstanding Common Stock after closing of the transaction (the “BDEC Shares”), the result of which will be a change in control of Blue Dolphin;

(6)	Approve an adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals; and

(7)	Transact any other business that may properly come before the Annual Meeting.

Additional information regarding the Annual Meeting is set forth in the accompanying proxy statement. Our Board of Directors (the “Board”) has specified the close of business on December 12, 2011 as the record date (“Record Date”) for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares at your earliest convenience in order to ensure that your shares will be represented at the Annual Meeting. Depending on how you hold your shares, options to cast your ballot include the Internet, telephone or mail. If you have Internet access, we recommend that you record your vote via the Internet.

Important notice regarding the availability of proxy materials:

•    Proxy materials are available online at www.shareholdervote.info/

•    If you desire to attend the Annual Meeting:

Location

Blue Dolphin Energy Company

801 Travis Street (On Travis Street Directly across from The Esperson Buildings; Corner of

Travis Street and Rusk Street)

21st Floor, Suite 2100

Houston, Texas 77002

Parking

Parking will be validated for stockholders and members of the media that park in the 801

Travis Street parking garage, which is operated by Focus Point (entrance off Rusk Street).

Proxy Forms

As the number of shares held as of the Record Date will be available to the inspector of election via the certified stockholder’s list, stockholders of record may vote using blank proxy forms that will be available at the Annual Meeting in the event they do not present their preprinted proxy form.

Beneficial stockholders that desire to vote at the Annual Meeting in person are required to vote using their preprinted proxy ballot as provided by Broadridge.

By Order of the Board

/s/ IVAR SIEM
Ivar Siem
Chairman of the Board

December 28, 2011

Houston, Texas

December 28, 2011

To Our Shareholders:

In 2009, we began shifting our strategy from acquiring additional, strategic pipeline assets along the Texas and Louisiana Gulf Coast to finding a more favorable business mix in an effort to improve operational income. This was a daunting exercise against an internal backdrop of declining revenue, depleting cash reserves and mounting stock exchange issues, as well as an external environment of economic recession. Despite these challenges, I’m glad to be able to report that Blue Dolphin Energy Company (“Blue Dolphin”) made significant headway in re-charting its course in 2010 and 2011, and today we are well positioned for growth over the next few years.

Decrease in Net Loss

For the past few years, throughput volumes on our pipelines continued to decline due to depleting reserves and decreased activity in the Gulf of Mexico. The unfortunate April 2010 Deepwater Horizon blow-out and oil spill, as well as the resultant moratorium on new oil and gas drilling, effectively closed the door on drilling activity around our pipelines and our ability to attract new producers. However, in June 2010, we had the good fortune of signing a commitment letter with Blue Sky Langsa, Ltd. to acquire a working interest in a Technical Assistance Contract for the North Sumatra Basin – Langsa Field located offshore in Indonesia. The non-cash transaction closed in July 2010, providing us with a 7% working interest in the field in exchange for 342,857 shares of our common stock. The acquisition of the Langsa Field, at a time when activity in the Gulf of Mexico had come to a stand still, lowered our concentration of risk and contributed to a decrease in our net loss for 2010 compared to 2009.

Improved Financial Strength

Despite increased oil and gas sales revenue from the Langsa Field, we found ourselves in need of working capital as 2010 drew to a close. With limited options, we decided to sell some of our majority-owned assets located at our shore facility in Freeport, Texas, to Sunoco Partners Marketing & Terminals L.P. (“Sunoco”). The sale of these underutilized assets generated a significant amount of cash (net proceeds of approximately $3.7 million) while retaining our revenue producing natural gas operations and preserving our oil marketing capabilities.

Relisting on Nasdaq

In addition to our revenue and cash challenges in 2010, we also faced delisting of our common stock from the Nasdaq Capital Market. On separate occasions we were notified by Nasdaq of minimum bid price and stockholders’ equity deficiencies against their continued listing standards. To meet the minimum bid requirement, we implemented a one-for-seven (1:7) reverse stock split of our common stock in July 2010. Blue Dolphin’s shares began trading on the OTCQB Marketplace in June 2011 following suspension of trading on Nasdaq. However, by August 2011, we resumed trading on the Nasdaq Capital Market after curing our stockholders’ equity deficiency as a result of the gain and boost in cash from the Sunoco transaction.

801 Travis Street, Suite 2100, Houston, Texas 77002

Phone (713) 568-4725 • Fax (713) 227-7626 • www.blue-dolphin.com

Attractive Asset in Growing Market

In July 2011, we signed a definitive agreement to acquire the full membership interest in Lazarus Energy, LLC (“LE”). LE’s primary asset is the 56-acre Nixon Crude Processing Facility (the “Nixon Refinery”), which is located on the border between Gonzales and Wilson Counties near Nixon, Texas — the heart of the Eagle Ford Shale. The site is within close proximity to some of the highest producing wells drilled in the Eagle Ford Shale thus far. The refinery has a processing capacity of approximately 15,000 barrels of oil per day with a storage capacity of 295,000 barrels. As a topping unit, the refinery has a low operating cost and is designed to separate input crude oil and condensate into diesel and jet fuel for sale into nearby markets, as well as naphtha and atmospheric gasoil for sale to nearby refineries for further processing. Over the past few months the refinery has undergone refurbishment activities and was recently restarted. Although currently operating at minimal levels while logistical operations are fine-tuned, we anticipate initial throughput at approximately 10,000 barrels of oil per day.

Fueled by the Eagle Ford Shale play, there has been a resurgence in wholesale product demand and good prices in the area. In addition, crude price differentials between West Texas Intermediate (WTI), which is the benchmark for crude sales in the Nixon area, and Louisiana Light Sweet (LLS) has created an unprecedented environment for local refineries to process the cost advantaged crudes. Therefore, the timing of acquiring the Nixon Refinery could not be better. We will seek to optimize the refinery’s product slate to sell light, high value products to customers in both local and regional markets at competitive prices. We will market the heavier bottom fractions to larger, more complex refineries to be “cracked” into lighter, higher value products.

Final Thoughts

As we look to the next phase in the life of our company, the opportunities for growth are considerable and we will focus on execution. The first step is closing the acquisition of LE and the Nixon Refinery. The refinery is key to our ongoing recovery and building a foundation upon which to further scale our business. I’d like to take this opportunity to thank our staff, who have demonstrated considerable resolve during the past 18 months, as well as our shareholders, who have continued to support our business as we repositioned the company for long-term growth. Working together, I am confident that we will make our shared vision a reality.

With regards,

/s/ IVAR SIEM
Ivar Siem Chairman, Chief Executive Officer, President and Secretary

PROXY STATEMENT

BLUE DOLPHIN ENERGY COMPANY

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PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin Energy Company (referred to herein as “Blue Dolphin,” “we,” “us” and “our”) in connection with the solicitation of proxies by Blue Dolphin’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

Date, Time and Place

The Annual Meeting will be held on Friday, January 27, 2012 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.

Purpose

At the Annual Meeting, stockholders are being asked to consider and vote upon proposals to:

(1)	Elect five (5) directors, all of whom shall serve until their successors are duly elected and qualified, or until their earlier resignation or removal;

(2)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	Amend our Certificate of Incorporation, as amended and restated (the “Certificate”), to decrease the number of authorized common shares, par value $0.01 per share (the “Common Stock”), from 100,000,000 shares to 20,000,000 shares;

(4)	Amend our 2000 Stock Incentive Plan (the “Plan”) to: (i) change the expiration date of the Plan from ten (10) to twenty (20) years from the effective date and (ii) increase the aggregate number of Blue Dolphin’s Common Stock, reserved for issuance under the Plan from 171,128 shares of Common Stock to 1,000,000 shares of Common Stock (collectively the “Plan Amendments”); and

(5)	Approve the Issuance of 8,393,560 shares of Common Stock to Lazarus Energy Holdings, LLC (“LEH”) as consideration to purchase Lazarus Energy, LLC (“LE”), which owns the Nixon Refinery, pursuant to a definitive Purchase and Sale Agreement (the “PSA”) entered into on July 12, 2011 between LEH, Lazarus Louisiana Refinery II, LLC (“LLRII”), Lazarus Texas Refinery II, LLC (“LTRII”), Lazarus Environmental, LLC (“LENV”), LE and Lazarus Energy Development, LLC (“LED”)(LEH, LLRII, LTRII, LENV, LE and LED are sometimes collectively referred to herein as “Lazarus” or the “Lazarus Entities”), whereby LEH shall hold eighty percent (80%) of our issued and outstanding Common Stock after closing of the transaction (the “BDEC Shares”), the result of which will be a change in control of Blue Dolphin;

(6)	Approve an adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals; and

(7)	Transact any other business that may properly come before the Annual Meeting.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business December 12, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at our principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002. On the Record Date, there were 2,098,390 shares of Common Stock issued and outstanding. Stockholders are entitled to one vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Material Delivery

This proxy statement, along with its accompanying notice, and proxy form are first being mailed to stockholders on or about January 5, 2012. The following documents, which have been incorporated by reference, are being mailed with this proxy statement: (i) our Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2010 (the “Annual Report”), and (ii) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Quarterly Report”).

Quorum

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

Abstentions – If a stockholder abstains from voting on a proposal, the shares are considered present and entitled to vote at the Annual Meeting. Therefore, abstentions will count toward determining whether or not a quorum is present. Under Delaware law, a proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have no effect on the proposal regarding the election of directors as the nominees are elected by a plurality of the votes cast. Abstentions on proposals that require the affirmative vote of a majority of the shares entitled to vote and represented at the Annual Meeting, in person or by proxy, will, in effect, be a vote against such matter.

Broker Non-Votes – Broker non-votes occur when brokers, banks or other nominees that hold shares on behalf of beneficial (“street name”) owners do not receive voting instructions from the beneficial owners prior to the Annual Meeting and do not have discretionary voting authority to vote those shares. Broker non-votes are considered present and entitled to vote at the Annual Meeting. Therefore, broker non-votes will count toward determining whether or not a quorum is present. However, under New York Stock Exchange Rule 452, which has been approved by the Securities and Exchange Commission (the “SEC”), brokers are prohibited from voting shares of Common Stock for which they have not received instructions on non-routine matters.

Votes Required for Approval

With the exception of the election of directors, our By-Laws, as amended and restated (the “By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, either in person or by proxy, for the proposal to be approved. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) – Election of Directors: You may vote “FOR” any one or all of the nominees, or withhold your vote for any one or more of the nominees. As the nominees are elected by a plurality of the votes cast, withheld votes and abstentions will not affect the outcome of this proposal. Under applicable SEC rules, this proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions.

Proposal (2) – Ratification of Independent Registered Public Accounting Firm: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of UHY as our independent registered public accountants for the year ending December 31, 2011. Abstentions will have the same effect as a vote “AGAINST” the ratification. Under applicable SEC rules, this proposal is considered a routine matter and brokers will have the discretionary authority to vote shares of Common Stock for which they have not received instructions.

Proposal (3) – Amendment to the Certificate: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and is required to approve the proposed Certificate Amendment. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” adoption of the Certificate Amendment. Under applicable SEC rules, this proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions.

Proposal (4) – Amendments to the Plan: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting is required to approve the proposed Plan Amendments. Abstentions will have the same effect as a vote “AGAINST” adoption of the Plan Amendments. Under applicable SEC rules, this proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions.

Proposal (5) – Approval of the Issuance of the BDEC Shares: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting is required to approve the issuance of the BDEC Shares. Abstentions will have the same effect as a vote “AGAINST” approval of the issuance of the BDEC Shares. Under applicable SEC rules, this proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions.

Proposal (6) – Approval of Adjournment or Postponement of the Annual Meeting: You may vote “FOR” or “AGAINST” or abstain from voting. As our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time, withheld votes and abstentions will have no effect on this matter. Under applicable SEC rules, this proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1) through (6).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

•	providing written or electronic notice of revocation;

•	submitting a proxy of a later date; or

•	voting in person at the Annual Meeting.

A written notice of revocation should be sent to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Depending on how you hold your shares, you can submit a proxy of a later date via the Internet, by telephone or by mail.

Who Can Answer Your Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs), which are included as part of this proxy statement. If you have any additional questions, please contact Blue Dolphin at (713) 568-4725.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but may also be solicited in person, by telephone or other electronic means by directors, officers and employees of the Company in the ordinary course of business for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

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FREQUENTLY ASKED QUESTIONS (FAQs)

The FAQs presented in this section are to assist you in understanding the proposals for which you are being asked to vote upon for the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement or contact Blue Dolphin at (713) 568-4725.

Procedural Matters

1.	Why am I receiving this proxy statement?
You are receiving this proxy statement because you are a Blue Dolphin stockholder as of the Record Date for the Annual Meeting.

2.	When and where will the Annual Meeting be held?
The Annual Meeting will be held on Friday, January 27, 2012 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.

3.	What are the proposals that will be voted on at the Annual Meeting?
You are being asked to consider and vote upon proposals to: (1) elect five directors, (2) ratify the selection of UHY as our independent registered public accounting firm, (3) make one amendment to the Certificate to decrease the number of authorized shares of Common Stock, (4) make two amendments to the Plan to change the expiration date of the Plan and increase the number of shares of Common Stock authorized for issuance under the Plan, (5) authorize the issuance of the BDEC Shares, which will result in a change in control of Blue Dolphin, (6) approve an adjournment or postponement of the Annual Meeting, if necessary and (7) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

4.	How many votes are required to approve an adjournment or postponement of the Annual Meeting to a later time, if necessary or appropriate, to obtain quorum or solicit additional proxies in favor of the proposals?
If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions and broker non-votes will have no effect on this matter.

5.	Who is entitled to attend and vote at the Annual Meeting?
The record date for the Annual Meeting is December 12, 2011. If you owned shares of Common Stock as of the close of business on the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date there were approximately 2,098,390 shares of Common Stock issued and outstanding.

6.	How does Blue Dolphin’s Board recommend that I vote on the proposals?
The Board has determined that each of the proposals presented in the proxy statement are in the best interests of you — our stockholder — and unanimously recommends that you vote “FOR” each proposal presented in the proxy statement.

7.	How are votes counted?
The inspector of election that is appointed for the Annual Meeting will count the votes. Such person will separately count “FOR,” “WITHHELD,” and “AGAINST” votes, as well as abstentions and broker non-votes.

8.	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

With the exception of Proposal (2), ratification of UHY as our independent registered public accounting firm, which is a routine matter under applicable SEC rules, your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on Proposals (1), (3), (4), (5) and (6), failure to provide your broker or other nominee with voting instructions on how to vote your shares will result in a broker non-vote for those proposals.

9.	What do I need to do now?
After carefully reading and considering the information contained in this proxy statement, including the other documents included as exhibits, please vote your shares as described below. You have one vote for each share of Common Stock you own as of the record date.

10.	How do I vote if I am a stockholder of record?
Depending on how you hold your shares, you may vote by completing, signing and dating each proxy form you receive and returning it in the enclosed prepaid envelope, by using the Internet voting instructions printed on your proxy form, by voting via telephone or by appearing in person at the Annual Meeting.

If you are voting by Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the date prior to the date of the Annual Meeting. Voting by mail, the Internet or by telephone will not prevent you from voting in person at the Annual Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the Annual Meeting in person to ensure that your shares of Common Stock are present in person or represented at the Annual Meeting.

11.	How do I vote my shares if they are held by my brokerage firm, bank, trust or other nominee?
If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee in how to vote their shares. With the exception of Proposal (2), ratification of UHY as our independent registered public accounting firm, which is a routine matter under applicable SEC rules, your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you on Proposals (1), (3), (4), (5) and (6) at the Annual Meeting if you instruct them in how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If your shares are registered in the name of a brokerage firm, bank, trust or other nominee and you wish to vote in person at the Annual Meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the Annual Meeting. In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

12.	What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. If you are a stockholder of record and you submit a properly executed proxy form, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the Annual Meeting, then your shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the Annual Meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

13.	What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy form for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to properly execute each proxy form you receive.

14.	What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?

The record date for stockholders entitled to a vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Common Stock after the record date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

15.	Am I entitled to appraisal rights?

Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented at the Annual Meeting.

16.	Who can answer further questions?

For additional questions, please contact us at (713) 568-4725. For assistance in submitting proxies or voting shares of Common Stock, stockholders of record should contact Securities Transfer Corporation by phone at (469) 633-0101 or through their website at www.stctransfer.com. If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should contact them for additional information.

Selection of UHY as Independent Registered Public Accounting Firm

17.	How long has UHY been our independent registered public accounting firm?

UHY has been engaged as our independent registered public accounting firm since 2002 – nearly ten years. Although ratification by our stockholders is not required by our By-Laws, the Board believes that submitting this matter to a vote reflects good corporate practice.

18.	What happens if UHY’s selection is not ratified?

In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

Amendment to the Certificate

19.	What is the impact of reducing the number of authorized shares of Common Stock?

Having too many authorized shares of Common Stock may result in us having a higher tax burden. As a result, reducing the number of authorized shares of Common Stock will decrease our potential tax liability.

20.	If the number of authorized shares is reduced, will there be sufficient authorized shares available to meet future needs?

Based on our current issued and outstanding Common Stock of 2,098,390 and shares of Common Stock issuable upon exercise of outstanding stock options of 30,390, we have a reserve of more than 97 million shares of Common Stock available for issuance. This is significantly more than we would need for future use. The Board believes that reducing the reserve to approximately 9.5 million shares, net of issuance of the BDEC Shares, if approved, would provide a sufficient number of authorized shares of Common Stock to meet our future needs.

Amendments to the Plan

21.	Why is it necessary to change the expiration date of the Plan?

The Plan had a ten (10) year term and expired on April 14, 2010. In order to reinstate a stock option plan for Blue Dolphin, we can either adopt a new stock incentive plan or amend the Plan retroactively to have a twenty (20) year term. This would extend the expiration date of the Plan to April 14, 2020. Management believes amending the expiration date of the Plan is the most efficient way to resolve this matter.

22.	What happens if the expiration date amendment is not approved?

If the amendment is not approved, we will need to present a new stock incentive plan for stockholder approval. Doing so would take a considerable amount of time and effort and, during such time while approval is pending, the Compensation Committee of the Board will not be able to make incentive compensation awards pursuant to a stockholder approved plan.

23.	Why is it necessary to increase the number of shares available for grant under the Plan?

In July 2010, stockholders approved a 1-for-7 reverse-stock-split of our Common Stock, which reduced the number of shares available for issuance under the Plan from 1,200,000 shares to 171,128 shares. Only 78,992 shares of Common Stock are available for future grants under the Plan. The Compensation Committee of the Board believes that this amount is insufficient to attract, retain and/or recruit key personnel. If approved, the amendment will increase the shares of Common Stock available for future grants under the Plan from 78,992 shares to 907,564 shares.

Acquisition of the Transaction Assets

24.	Blue Dolphin is primarily a pipeline gathering and transportation company. Why are we acquiring a refinery?

Although we have historically operated as a pipeline gathering and transportation company (with a small portfolio of offshore leasehold interests), in 2009 we began shifting our focus away from acquiring additional strategic pipeline assets along the Texas and Louisiana Gulf Coast to finding opportunities in the downstream market where we could leverage our existing assets, particularly our onshore facilities in Freeport, Texas. With a more diverse asset suite, we will be better positioned to survive and thrive in today’s fluctuating petroleum and products market.

25.	Where is the refinery located?

The refinery, located near Nixon, Texas, sits along the border between Gonzales and Wilson Counties, in the heart of the Eagle Ford Shale. It is in close proximity to some of the highest producing wells drilled so far in the Eagle Ford Shale.

26.	What kind of refinery is it, and how much is it capable of producing?

Commonly referred to as a refinery, the asset is actually a crude processing facility that sits on 56 acres. As a “topping unit,” the facility can adjust its yield of various products by modifying its yield slate. The facility has a capacity for processing 15,000 barrels of oil per day and a capacity for storing 295,000 barrels. Although the refinery has been idle for a while, it is currently in the final stage of refurbishment with an anticipated restart in the 4th quarter of 2011. Initial throughput is estimated at approximately 10,000 barrels of oil per day.

27.	What will be the impact of issuing such a large number of shares of Common Stock as consideration for the purchase of LE?

The principal effects will be to: (i) significantly increase the Company’s number of shares of Common Stock outstanding, which will proportionately reduce the ownership percentage of existing stockholders, and (ii) constitute a change in control of Blue Dolphin, effectively making the Company a controlled company. A controlled company is one of which more than fifty percent (50%) of the voting power is held by an individual, a group or another company. In this case, upon closing of the transaction, LEH will have more than fifty percent (50%) of the voting power of Blue Dolphin.

28.	When is the transaction expected to close?

If Proposal (4) is approved by our stockholders at the Annual Meeting, we expect to close the transaction shortly thereafter. However, the contemplated transaction is subject to additional closing conditions. While not anticipated, it is possible that the failure to timely meet these additional closing conditions, or other factors outside either party’s control, could delay, hinder or prevent completion of the transaction.

Remainder of Page Intentionally Left Blank

PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of its members, with the exception of Ivar Siem, is independent under applicable National Association of Securities Dealers Automated Quotations (“NASDAQ”) and SEC rules related to corporate governance. The independent members of the Board have nominated Mr. Siem, Laurence N. Benz, John N. Goodpasture, Harris A. Kaffie and Erik Ostbye to serve as directors until the next annual meeting of stockholders. If the transaction described in Proposal (5) is approved before the next annual meeting of stockholders, Messrs. Kaffie and Ostbye have agreed to resign at closing of the transaction and Dr. Benz has agreed to resign upon the Nixon Refinery achieving a production rate of at least 10,000 barrels of oil per day for thirty (30) consecutive days. (For more detailed information related to the contemplated transaction, refer to Proposal (5) and the Transaction Summary of this proxy statement.) Each director that has been nominated (each a “Director Nominee”) shall serve as so indicated, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal.

Each Director Nominee has consented to being nominated and has expressed a willingness to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board. Each nominee shall serve as a director until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal.

The following sets forth, as of December 12, 2011, each Director Nominee’s name, age, principal occupation and directorships during the past five (5) years, as well as their relevant knowledge and experience that led to their nomination to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Ivar Siem, 65

Blue Dolphin Energy Company

Chairman of the Board (since 1989)

Chief Executive Officer (since 2004)

President, Assistant Treasurer and Secretary (since 2010)

Drillmar Energy, Inc.

Chairman of the Board (since 2000)

Chief Executive Officer (since 2000)

Mr. Siem earned a Bachelor of Science in Mechanical Engineering from the University of California, Berkeley and has completed an Executive MBA Program at Dartmouth University. Based on his educational and professional experiences, Mr. Siem possesses particular knowledge and experience in engineering, strategic planning, operations and general management that strengthen the Board’s collective qualifications, skills and experience.

Mr. Siem has served on Blue Dolphin’s Board since 1989; he is currently Chairman of the Board. He also sits on the Board of Directors of Drillmar Energy, Inc, a subsidiary of which filed for Chapter 11 reorganization in 2009, as well as Avenir ASA, The Classical Theatre, Frupor SA, TI A/S and Siem Industries, Inc. (and two of its affiliates).

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Laurence N. Benz, 49

PT Development LLC

Chief Executive Officer and President (since 2007)

Kentucky Orthopedic Rehabilitation LLC

President (1987 to 2007)

Dr. Benz has served on Blue Dolphin’s Board since 2004; he is currently Chairman of the Audit Committee. He also sits on the Board of Directors of multiple private companies.

Dr. Benz received a Bachelor of Science in Biology from Bowling Green State University, a Masters in Physical Therapy from Baylor University, a Masters in Business Administration from Ohio State University and a Doctorate in Physical Therapy from MGH Institute of Health Professionals in Boston, Massachusetts. Based on his educational and professional experiences, Dr. Benz possesses particular knowledge and experience in accounting, capital structure, finance and strategic and tactical planning that strengthen the Board’s collective qualifications, skills and experience.

John N. Goodpasture, 61

Copano Energy, L.L.C.

Senior Vice President, Corporate Development

(since 2010)

Texas Eastern Products Pipeline Company, L.L.C.

(a general partner of TEPPCO Partners, L.P.)

Vice President of Corporate Development

(2001 to 2009)

Mr. Goodpasture has served on Blue Dolphin’s Board since 2006; he is currently a member of the Compensation Committee. He also sits on the Board of Directors of End Hunger Network of Houston.

Mr. Goodpasture earned a Bachelor of Science in Mechanical Engineering from Texas Tech University. Based on his educational and professional experiences, Mr. Goodpasture possesses particular knowledge and experience in the oil and gas industry in business development, capital structure and mergers and acquisitions that strengthen the Board’s collective qualifications, skills and experience.

Harris A. Kaffie, 61

Kaffie Brothers

Partner (since 1994)

Mr. Kaffie has served on Blue Dolphin’s Board since 1989; he is currently a member of the Audit and Compensation Committees. He also serves on the Board of Directors of several privately held companies.

Mr. Kaffie received a Bachelor of Business Administration from Southern Methodist University. Based on his education and professional experiences, Mr. Kaffie possesses particular knowledge and experience in business development, energy, finance, ranching and minerals, strategic planning and venture capital that strengthen the Board’s collective qualifications, skills and experience.

Erik Ostbye, 60

Songa Shipping & Trading Limited

President (since 2011)

Chianti Asset Management LLC

President (since 2007)

Sokana Chartering

Vice President of Finance (2003 to 2007)

Mr. Ostbye has served on Blue Dolphin’s Board since 2006; he is currently a member of the Audit Committee. He also serves on the Board of Directors of several privately held companies.

Mr. Ostbye holds a Sivilokonom/MBA from the Norwegian School of Management (BI). Based on his education and professional experiences, Mr. Ostbye possesses particular knowledge and experience in accounting, capital structure and finance that strengthen the Board’s collective qualifications, skills and experience.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For additional information related to this matter, refer to the FAQs provided as part of this proxy statement.

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for 2011, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:

•	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•	the firm’s leadership, management structure and client and employee retention;

•	the firm’s financial strength and performance; and

•	the appropriateness of fees charged.

UHY acts as our principal independent registered public accounting firm. UHY personnel work under direct control of UHY Partners and are leased from wholly owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Blue Dolphin and our stockholders.

A representative of UHY is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she decides, and will respond to appropriate questions.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

(3) AMENDMENT TO THE CERTIFICATE

This discussion is qualified in its entirety by reference to the Certificate amendment, which is attached to this proxy statement as Exhibit A, and is incorporated herein by reference. You should read the entire Certificate amendment carefully as set forth in Exhibit A, which describes fully the contemplated modifications to the Certificate.

The Certificate currently authorizes us to issue a maximum of 100,000,000 shares of Common Stock. Effective July 16, 2010, stockholders approved a 1-for-7 reverse-stock-split of the Common Stock. Although the number of shares of Common Stock outstanding was reduced as a result of the reverse-stock-split, the number of authorized shares was not decreased. The Board has considered this matter and, in light of the potential higher tax burden associated with having such a relatively large number of outstanding shares of Common Stock, adopted a resolution approving a proposal to decrease the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 20,000,000 shares. As of the Record Date there were 2,098,390 shares of

Common Stock outstanding. There are a total of 30,390 shares of Common Stock issuable upon exercise of outstanding stock options. If Proposal (5) is approved, we will issue LEH 8,393,560 shares of Common Stock, which will represent a change in control of Blue Dolphin.

The Board believes the proposed decrease in the number of shares of Common Stock authorized for issuance will continue to provide us with the flexibility necessary to: (i) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (ii) acquire additional assets or businesses by using shares of Common Stock for a portion or all of the consideration paid to the sellers; (iii) repay indebtedness by issuing shares of Common Stock in lieu of cash; (iv) attract and retain directors, officers and key employees and motivate such persons to exert their best efforts on our behalf by issuing options to acquire shares of Common Stock; or (v) effect stock splits in the form of a stock dividend or otherwise to make stock dividends to existing stockholders. The Board believes that the number of shares of Common Stock currently authorized for issuance is significantly more than would be required to provide a sufficient number of shares for transactions such as those described above. Accordingly, the Board believes that the proposed amendment to the Certificate to decrease the authorized shares of Common Stock is appropriate and in the best interests of Blue Dolphin and its stockholders. Other than the aforementioned PSA, we have no arrangements, agreements, understandings or plans at the present time for issuance or use of the authorized shares of Common Stock.

Upon approval of the proposed amendment to the Certificate and filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, the authorized shares of Common Stock will be available for issuance by action of the Board for any reasons described above or for any other corporate purpose. The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board may deem advisable, without further action by stockholders, except as may be required by applicable law, National Association of Securities Dealers Rules or by the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded in the future. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock and will be subject to the rights and preferences of holders of outstanding shares of any preferred stock that we may issue in the future. Holders of Common Stock have no preemptive rights. The issuance in the future of additional shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the current holders of Common Stock.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” AMENDING THE CERTIFICATE

TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 100,000,000 SHARES TO 20,000,000 SHARES.

(4) AMENDMENTS TO THE PLAN

This discussion is qualified in its entirety by reference to the Plan amendments, which are attached to this proxy statement as Exhibit B, incorporated herein by reference. You should read the entire Plan amendments carefully as stipulated in Exhibit B as the document outlines the contemplated modifications to the Plan.

Reason for the Plan Amendments

The proposed amendments to the Plan are needed because:

•

Our existing stock option plan expired on April 14, 2010 (the “Expiration Date”), making either the adoption of a new plan or an amendment to the expired plan a necessity. Management believes extending the Expiration Date of the Plan from ten (10) to twenty (20) years is the most efficient and cost effective means of reestablishing a Blue Dolphin stock option plan. If approved, the amendment will reset the Expiration Date from April 14, 2010 to April 14, 2020; and

•

In July 2010, stockholders approved a 1-for-7 reverse-stock-split of the Common Stock, which reduced the number of shares of Common Stock available for issuance under the Plan from 1,200,000 shares to 171,128 shares. Only 78,992 shares of Common Stock are available for future grants under the Plan. The Compensation Committee of the Board feels that this amount is insufficient to properly incentivize directors, officers, employees and/or consultants, contribute to Blue Dolphin’s long-term success and create a common understanding of and commitment to the creation of stockholder value. If approved, the amendment will increase the number of shares of Common Stock available for issuance under the Plan from 171,128 shares to 1,000,000 shares.

Summary of the Plan

The material features of the Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan.

Shares Subject to the Plan – Under the Plan, we may issue incentive awards up to five percent (5%) of the number of shares of Common Stock issued and outstanding on the first day of the then preceding calendar quarter. The number of securities available under the Plan and outstanding incentive awards are subject to adjustments to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalization or similar transaction or resulting from a change in applicable laws or other circumstances. Currently there are 171,128 shares of Common Stock available for issuance under the Plan.

Administration – The Board’s Compensation Committee administers The Plan. The Compensation Committee may delegate its duties under the Plan, except for the authority to grant incentive awards or take other action on persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code. In the case of an incentive award to an outside director, the Board acts as the Compensation Committee.

Eligibility – Employees, including officers (whether or not they are directors), consultants and non-employee directors are eligible to participate in the Plan.

Types of Incentive Awards – Under the Plan, The Compensation Committee may grant incentive awards, which can be incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code, non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), shares of restricted stock, performance units and performance shares and other stock based awards.

Terms of Incentive Awards – Expiration dates for incentive awards granted under the Plan range from six (6) to ten (10) years from the date of grant. Exercise prices are set at fair market value at the time of grant pursuant to Section 422 of the Internal Revenue Code, which states that the exercise price of an ISO may not be lower than 100% of the fair market value of the underlying stock at the time of grant. Vesting periods are typically immediate. The terms of each incentive award is reflected in an incentive agreement between Blue Dolphin and the participant.

Termination of Employment – Except as otherwise provided in the applicable incentive agreement, if a participant’s employment or other service with us (or our subsidiaries) is terminated other than due to death, disability or for cause (each capitalized term being defined in the Plan), the then exercisable incentive awards will remain exercisable until the earlier of: (i) the expiration date of such incentive awards and (ii) ninety (90) days after termination. If termination is due to disability or death, the then exercisable incentive awards will remain exercisable until the earlier of the expiration date of such incentive awards or one (1) year following termination in the event of death or disability. On retirement, the then exercisable incentive awards will remain exercisable for six (6) months (except for ISOs, which will remain exercisable for three (3) months). On a termination for cause, all incentive awards will expire on the termination date.

Change in Control – Unless otherwise provided in the participant’s incentive agreement, upon a change in control, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding ISOs, NSOs and SARs may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full.

Expiration Date – Subject to the right of the Board to amend or terminate the Plan at any time, the Plan remained in effect until either: (i) all shares of Common Stock subject to the Plan were granted or (ii) the elapse of ten (10) years from the Effective Date. Since not all shares under the Plan were granted, the Plan expired at the end of ten (10) years on the Expiration Date.

Adoption of and Amendments to the Plan

The Plan was initially established by the Board on April 14, 2000 (the “Effective Date”) and approved by stockholders on May 18, 2000. The Plan was amended effective March 19, 2003 and ratified by the stockholders on May 21, 2003 to increase the Common Stock reserved for issuance under the Plan from 500,000 shares to 650,000 shares (Amendment No. 1). The Plan was further amended effective April 5, 2007 and ratified by stockholders on May 30, 2007 to increase the Common Stock reserved for issuance under the Plan from 650,000 shares to 1,200,000 shares (Amendment No. 2). Effective July 16, 2010, stockholders approved a 1-for-7 reverse-stock-split of the Common Stock, which reduced the number of shares of Common Stock available for issuance under the Plan from 1,200,000 shares to 171,128 shares (Amendment No. 3).

Options Outstanding and Exercisable under the Plan

At the Expiration Date, there were a total of 30,390 shares of Common Stock reserved for issuance upon exercise of outstanding options under the Plan. Although the Plan provides for the granting of other incentive awards, only ISOs and NSOs have been issued to date under the Plan. Expiration dates for options granted under the Plan range from six (6) to ten (10) years from the date of grant. Exercise prices for options granted under the Plan are set at fair market value at the time of grant pursuant to Section 422 of the Internal Revenue Code, which states that the exercise price of an ISO may not be lower than 100% of the fair market value of the underlying stock at the time of grant. Vesting periods for ISOs awarded under the Plan are immediate with the exception of 14,285 ISOs granted in 2007, which had a two-year vesting period.

Common Stock Available for Future Grants

In July 2010, stockholders approved a 1-for-7 reverse-stock-split of the Common Stock, which reduced the number of shares of Common Stock available for issuance under the Plan from 1,200,000 shares to 171,128 shares. Only 78,992 shares of Common Stock are available for future grants under the Plan. The Compensation Committee of the Board feels that this amount is insufficient to properly incentivize directors, officers, employees and/or consultants, contribute to Blue Dolphin’s long-term success and create a common understanding of and commitment to the creation of stockholder value.

Effects of Plan Amendments

As there were no grants made under the Plan after the Expiration Date, there will be no accounting effects as a result of stockholders approving the Plan Amendments. If, however, stockholders do not approve the Plan Amendments, Blue Dolphin will need to present a new stock incentive plan for stockholder approval. Until such new stock incentive plan is approved, the Compensation Committee of the Board will not be able to make incentive compensation awards pursuant to a stockholder approved plan.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE

AMENDMENTS TO THE PLAN.

(5) ISSUANCE OF BDEC SHARES

This discussion is qualified in its entirety by reference to the PSA, which is attached to this proxy statement as Exhibit C, incorporated herein by reference. You should read the entire PSA carefully as it is the document that governs the contemplated transaction.

Reason for the Share Issuance

On July 12, 2011, Blue Dolphin entered into the PSA with the Lazarus entities to acquire one hundred percent (100%) of the issued and outstanding membership interest in LE (the “Transaction Assets”). Blue Dolphin’s consideration for the Transaction Assets is the issuance of 8,393,560 shares of Common Stock to LEH, which will represent eighty percent (80%) of our issued and outstanding Common Stock after closing of the transaction, resulting in a change in control of Blue Dolphin.

Reason for Seeking Stockholder Approval

NASDAQ Marketplace Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of assets of another company if the securities being issued represent 20% or more of an issuer’s outstanding listed securities or twenty percent (20%) or more of the voting power outstanding before the issuance. Furthermore, NASDAQ Marketplace Rule 5635(b) requires stockholder approval when the issuance or potential issuance of securities will result in a change of control of the company. The Common Stock is listed on the NASDAQ Capital Market, and as a result, we are subject to NASDAQ Marketplace Rules. Stockholder approval of Proposal No. 4, Issuance of BDEC Shares, will also constitute approval of the resulting change in control for purposes of NASDAQ Marketplace Rules 5635(a) and (b) and no additional approval will be solicited.

As of the date of this proxy statement, except as otherwise disclosed herein, we do not have any commitments, which alone or when aggregated with subsequent transactions, represent twenty percent (20%) or more of our outstanding listed securities or twenty percent (20%) or more of the voting power outstanding before the issuance. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this proxy statement and prior to the actual vote on this proposal, we will notify our stockholders and make revised proxy solicitation materials publicly available in accordance with SEC rules.

Capital Stock

Common Stock – Our Common Stock is quoted on the NASDAQ Capital Market under the ticker symbol “BDCO.” As of the Record Date, we had 291 record holders and 3,216 beneficial holders of our Common Stock.

The following table sets forth, for the periods indicated, the high and low prices for our Common Stock as reported by NASDAQ. NASDAQ quotations reflect inter-dealer prices, without adjustment for retail mark-ups, markdowns or commissions and may not represent actual transactions.

Quarter Ended	High(1)	Low(1)
2011
September 30	$9.09	$2.21
June 30	$8.91	$1.30
March 31	$3.50	$2.19
2010
December 31	$2.88	$1.70
September 30	$3.64	$0.99
June 30	$4.89	$1.33
March 31	$4.86	$2.24
2009
December 31	$4.34	$2.03
September 30	$4.06	$2.73
June 30	$5.53	$2.52
March 31	$3.15	$1.82

(1)	Adjusted to reflect our reverse stock split, which occurred in the quarter ended September 30, 2010.

Dividend Rights – Subject to our Amended and Restated Certificate of Incorporation and any rights and restrictions of any other class or series of shares, the Board may, from time to time, declare dividends on the shares issued and authorize payment of a dividend out of our lawfully available funds. The Board may declare that any dividend be paid wholly or partly by the distribution of shares of Common Stock and/or specific assets. Historically, we have not paid a dividend. Any future declaration and payment of dividends following the completion of the transaction will depend on our results of operations, financial condition, cash requirements and other relevant factors, as well as be subject to the discretion of the Board.

Voting Rights – Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

Effect of Potential Issuance on Current Stockholders

Issuance of the BDEC Shares will result in substantial dilution to existing stockholders since they will own a smaller percentage of the Common Stock after the close of the transaction. In addition, issuance will provide LEH with a controlling interest in Blue Dolphin, which could encourage the possibility of, or render easier, certain transactions or proxy contests.

Based on information currently available, the Board considered the possible negative impact that issuance of the BDEC Shares could have on the current stockholders and concluded that any such impact would be outweighed by the positive effect on the stockholders resulting from the acquisition of the Transaction Assets.

Effect of Failure to Approve Issuance of BDEC Shares

If stockholders do not approve the issuance of the BDEC Shares pursuant to the PSA, we will not be able to acquire the Transaction Assets, which will restrict our entry into the downstream sector of the petroleum industry. Although we completed an asset sale in August 2011, for which we received proceeds of approximately

$3.7 million in cash, we currently have no other prospects to generate sufficient cash from operations to sustain our business long-term. Over the past four years, we have used a significant portion of our cash reserves to fund working capital requirements. Low commodity prices, production problems, declines in production, disappointing drilling results and other factors beyond our control have significantly reduced funds available from operations. Once current cash reserves are depleted, we may be forced to sell additional assets at unfavorable terms or on an untimely basis.

Effect of Current Litigation

In 2010, we foreclosed on the collateral and filed a lawsuit against the guaranty that secured a $2.0 million loan, net of credited and recovered amounts, made to LLRII, as borrower, and LEH, as guarantor. In March 2011, we were awarded a partial summary judgment in the amount of $1.7 million against LLRII and LEH. The only claim that remains pending is a counter-claim alleging breach of contract under a confidentiality agreement. In May 2011, the parties entered into a Rule 11 Agreement in the interests of resolving the claims and disputes that are part of the litigation described herein. The parties have extended the deadline under the Rule 11 Agreement multiple times in an ongoing effort to re-establish a business arrangement that is beneficial to all involved parties. Upon consummation of the transaction, we have agreed to release LLRII of its obligation to pay the outstanding balance due under the Note, as well as to release our claims against LLRII and LEH pursuant to the related lawsuit(s).

Recommendation

The Board has unanimously determined that the contemplated acquisition of the Transaction Assets is advisable and in the best interest of our stockholders and has approved the contemplated PSA. In reaching its determination, the Board: (i) consulted with Blue Dolphin’s management and legal and financial advisors; (ii) reviewed the terms of the PSA, including both parties’ representations, warranties and covenants, and the conditions to their respective obligations; and (iii) evaluated information related to the Lazarus Entities, including but not limited to information concerning business operations, financial performance and condition, technology, competitive position and businesses and strategic objectives.

THE BOARD RECOMMENDS A VOTE “FOR” THE

ISSUANCE OF THE BDEC SHARES.

(6) ADJOURNMENT OR POSTPONEMENT

Although it is not expected, holders of a majority of the Common Stock, represented in person or by proxy, although representing less than a quorum, may adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies. If announced at the Annual Meeting, the By-Laws permit an adjournment, without notice being given to the stockholders, if: (i) the adjournment is not more than thirty (30) days from the date of the Annual Meeting or (ii) no new record date is fixed for such adjourned meeting. Stockholders already having sent in their proxies could revoke such proxies at any time prior to their use at the adjournment or postponement.

(7) TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board was not aware of any matter to be acted upon at the Annual Meeting other than those matters as described in Proposal Nos. (1) through (6), as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

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TRANSACTION SUMMARY

Transaction Assets

LE’s primary asset is the 56-acre Nixon Crude Processing Facility (the “Nixon Refinery”). The Nixon Refinery is located on the border between Gonzales and Wilson Counties near Nixon, Texas, which lies in the heart of the Eagle Ford Shale and is within close proximity to some of the highest producing wells drilled in the Eagle Ford Shale thus far. The Nixon Refinery has a processing capacity of 15,000 barrels of oil per day with a storage capacity of 295,000 barrels and, as a topping unit, has a low operating cost. Currently idle, the Nixon Refinery has undergone some refurbishment activities and is set for the final phase of refurbishment with an estimated restart in the fourth quarter of 2011. Once complete, the refinery will be able to separate input crude oil and condensate into diesel and jet fuel for sale into nearby markets, as well as naphtha and atmospheric gasoil for sale to nearby refineries for further processing. Initial throughput is estimated at approximately 10,000 barrels per day.

Key Terms of PSA

For and in consideration of the premises and the mutual covenants and agreements set forth in the PSA, key considerations for each party are as follows:

Blue Dolphin

•	Issuance of the BDEC Shares, which is subject to stockholder approval;

•	Release of the $2.0 million loan, net of credited and recovered amounts, made to LLRII, as borrower, and LEH, as guarantor, and the litigation described herein;

•	Appointment of three (3) directors to the Board as agreed to by the parties;

•

Monthly gross profit payments to LEH based on the gross profit of the Nixon Refinery with respect to the years 2011, 2012, 2013 and 2014, such payments being based on cumulative results through the end of each month and equal to forty percent (40%) of the excess, if any, of the cumulative gross profit over a threshold which shall increase by $2.5 million for each month that has elapsed since the beginning of that year; and

LEH

•	Obtainment of a minimum of $3.7 million in funding for the benefit of LE for the completion and startup of the Nixon Refinery, which has occurred as of the date of this filing.

Organizational Structure Post Transaction

Executive Officers – Upon consummation of the transaction, Mr. Siem will step down as Chief Executive Officer, President and Secretary of the Company, but will remain as Chairman of the Board and be available as a consultant. Jonathan Carroll will assume the role of Chief Executive Officer and President.

The following sets forth, as of December 12, 2011, Mr. Carroll’s name, age and principal occupation during the past five (5) years, as well as his relevant knowledge and experience that served as consideration for his appointment as an executive officer:

Name, Age Principal Occupation During Past 5 Years	Knowledge and Experience
Jonathan P. Carroll, 50

Lazarus Energy Holdings, LLC Managing Member (since 2006) Carroll and Company Capital Management Principal (since 1996)	Mr. Carroll has more than twenty-one (21) years of oil and gas experience in refining, distribution and marketing, as well as more than twenty-eight (28) years of experience in capital management and investments. He earned a Bachelor of Arts in Human Biology and a Bachelor of Arts in Economics from Stanford University.

Mr. Carroll serves on the Board of Directors of Lazarus Energy Holdings, LLC, as well as a trustee to The Endowment Fund, The Salient Absolute Return Fund and The Salient MLP and Energy Infrastructure Fund.

Board of Directors – The membership of the Board immediately after closing of the transaction, subject to approval of the issuance of the BDEC Shares, will consist of six (6) members: (i) three (3) of the existing members of the Board, which will consist of Messrs. Siem and Goodpasture, as well as Dr. Benz (Messrs. Kaffie and Ostbye will resign) and (ii) Frank R. Kline, Jr., A. Haag Sherman and Herbert N. Whitney. The parties have agreed to and the Board has recommended the appointments of Frank R. Kline, A. Haag Sherman and Herbert N. Whitney, each first time appointees, to serve as directors upon consummation of the transaction. There is no arrangement pursuant to which Messrs. Kline, Sherman and Whitney have agreed to serve on the Board.

Pursuant to the PSA, one (1) of the continuing members of the Board who was on the Board prior to closing of the transaction will be required to resign their position as director upon the earlier of either the next annual meeting of stockholders or, subject to the approval of the issuance of the BDEC Shares, the Nixon Refinery achieving a production rate of at least 10,000 barrels of oil per day for thirty (30) consecutive days. Dr. Benz has agreed to resign at that time.

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The following sets forth, as of December 12, 2011, each LEH director appointee’s name, age, principal occupation and directorships during the past five (5) years, as well as their relevant knowledge and experience that served as consideration for their appointment to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experiences
Frank R. Kline, Jr., 61

Kline Hawkes & Co.

Managing Partner (since 1994)

Mr. Kline serves on the Board of Directors of Kline Hawkes & Co. and CaseStack, Inc. He also sits on the Board of Directors of Cyalume Technologies Holdings Inc., where he has been a member of the Audit and Compensation Committees.

Mr. Kline is a sought after speaker and institutional investor who has directed investments in a number of successful public companies. He earned a Bachelor of Science in Commerce from Rider College (now Ryder University) and a Masters of Science in Business Administration from the University of Massachusetts at Amherst. Based on his educational and professional experiences, Mr. Kline possesses particular knowledge and experience in investment banking and capital markets, investment management, audit and financial reporting, risk management and executive compensation that strengthen the Board’s collective qualifications, skills and experience.

A. Haag Sherman, 46

Salient Partners, L.P. (since 2002)

Managing Partner

Mr. Sherman serves on the Advisory Board of Baylor University’s Hankamer School of Business and sits on the Board of Directors of Plains Capital Bank, where he serves as Chairman of the Compensation Committee and as a member of the Audit Committee.

Mr. Sherman authored the book Shattering Orthodoxies: An Economic and Foreign Policy Blueprint for America. He graduated cum laude with a Bachelor of Business Administration in Accounting from Baylor University and earned an honors Juris Doctorate from the University of Texas School of Law. He is also a Certified Public Accountant and a member of the State Bar of Texas. Based on his educational and professional experiences, Mr. Sherman possesses extensive knowledge in accounting, finance, investment management and corporate law, as well as a keen understanding of the regulatory and corporate governance requirements of publicly traded companies, which strengthens the Board’s collective qualifications, skills and experience.

Herbert N. Whitney, 71

Wildcat Consulting LLC (since 2006)

Founder and President

Lazarus Energy Holdings, LLC (2007 to 2010)

Manager of Supply and Distribution

Mr. Whitney serves on the Board of Directors of Blackwater Midstream Corporation, as well as the Advisory Board of Sheetz, Inc.

Mr. Whitney has more than forty-three (43) years of experience in pipeline operations, crude oil supply, product supply, distribution and trading, as well as marine operations and logistics having served in various general manager positions at CITGO Petroleum Corporation. He earned his Bachelor of Science in Civil Engineering from Kansas State University. Based on his educational and professional experiences, he possesses extensive knowledge in the supply and distribution of crude oil and petroleum products, which strengthens the Board’s collective qualifications, skills and experience.

Transaction Background

•

In May 2008, Herbert N. Whitney of LEH contacted Mr. Goodpasture to discuss then current condensate gathering and marketing conditions. At the conclusion of their discussion, Mr. Goodpasture recommended that Mr. Whitney follow-up with Mr. Siem to determine if there were any synergistic business opportunities between the two companies. Over the next several weeks, Messrs. Carroll and Siem, as well as Thomas Heath, our then Executive Vice President, and Jason Heuring of LEH, discussed business ideas and a potential business combination. The culmination of these talks was a letter of intent whereby LEH proposed to acquire Blue Dolphin in a reverse merger. The Board decided to pass on the opportunity at that time.

•

In January 2009, Mr. Carroll reengaged in talks with Blue Dolphin and presented a second letter of intent offering us the right to participate in the development of LLRII’s Mermentau Refinery for a $3 million commitment. While of interest to us, we ultimately could not agree on the terms of a joint venture and talks ended.

•

In May 2009, Messrs. Carroll and Heath met to discuss the merits of a potential merger or asset transaction. The Board agreed to proceed, and we engaged the services of Foley Energy Services to conduct a preliminary evaluation of the subject LE and LLRII assets, assess the then current market conditions for crude supply and logistical operations and validate the assumptions provided as the basis for the transaction financial models.

•

In July 2009, LEH signed a Consent to Sublease Agreement with Blue Dolphin Services Co., a wholly owned subsidiary of Blue Dolphin, and 801 Travis Investor, L.P. to sublease a portion of our office space on a month-to-month basis (the “Sublease Agreement”). In addition, we signed agreements with LEH and LLRII, as follows: (i) a Promissory Note with LLRII as borrower and Blue Dolphin as lender in the amount of $2.0 million (the “Note”) for working capital purposes, (ii) a Consulting Agreement in the amount of $500,000 (the “Consulting Agreement”) under which we would provide services to LLRII, (iii) a Loan and Option Agreement (the “Loan Agreement”) granting us the right to acquire LEH’s Mermentau, Nixon and Regional assets (in the event LEH acquired the Regional assets) for approximately eighty percent (80%) of our then outstanding Common Stock, such option expiring March 1, 2010, (iv) a Multiple Indebtedness Mortgage with LLRII, as mortgagor and Blue Dolphin as mortgagee, (v) a Guaranty with LEH as guarantor and Blue Dolphin as beneficiary, (vi) a Commercial Security Agreement with LLRII as Grantor and Blue Dolphin as the secured party and (vii) a Certificate of Authority wherein LLRII granted Blue Dolphin a mortgage and security interest in certain LEH property as collateral under the Note.

•

In August 2009, we funded $1.2 million of the Note to LLRII. We also funded $100,000 and $200,000 under the Note to LLRII in June and July 2009, respectively. The remaining $500,000 under the Note was retained by us as consideration paid by LLRII under the Consulting Agreement.

•

In January 2010, the Note became due and LLRII was unable to make the required payment as stipulated under the Loan Agreement. We agreed to forbear the Loan Agreement until June 2010, provided LLRII satisfy certain conditions as set forth in the forbearance agreement. Those certain conditions were not met and we called the full value of the amounts owed under the Loan Agreement to be paid by April 13, 2010.

•

In May 2010, we terminated the Sublease Agreement and LEH vacated the premises. We also began the foreclosure process on the collateral securing the Loan Agreement, which consisted of real property, namely the Mermentau Refinery held under a first lien and an inactive saltwater disposal well. The collateral went up for auction under a Writ of Seizure and Sale issued by the 31st Judicial District Court, Parish of Jefferson Davis, State of Louisiana. There were no bidders on the Mermentau Refinery. As a credit bid against the Loan Agreement, we bid the minimum amount of $134,000 for the saltwater disposal well. As there were no third-party bidders on the saltwater disposal well, we acquired the property at its fair market value of $201,000. We also filed a petition in the 129th Judicial

District, in the District Court of Harris County, State of Texas (the “Court”) against LEH, as guarantor of the Note, alleging breach of contract and asserting our right to the unpaid principal balance and all accrued interest due and payable under the Note. LEH filed a counter-claim alleging usurious interest based on the Consulting Agreement.

•

In September 2010, we exercised our right to cure LEH’s alleged usury claim without having to admit guilt based on a statutory provision. In so doing, LLRII was credited $500,000 against the outstanding principal balance under the Note, and our claim in the Court proceeded without undue delay. In response, LEH filed an amended counter-claim further alleging breach of contract under a confidentiality agreement between the parties.

•

In February 2011, the Court granted a partial summary judgment on liability under the Note and Guaranty in favor of Blue Dolphin and against LEH and LLRII. The Court, however, deferred a ruling on the damages and attorney’s fees to be awarded. Although the parties reached an agreement regarding the amount of attorneys’ fees to be awarded, and the defendants do not dispute the calculation of damages sought by Blue Dolphin, the defendants continue to contest Blue Dolphin’s entitlement to summary judgment. We filed a motion for entry of the partial summary judgment, and our motion for entry of the partial summary judgment was heard before the Court in March 2011. The Court entered the partial summary judgment in the amount of $1.7 million in favor of Blue Dolphin and against LEH and LLRII on the Note and Guaranty. The only claim that remains pending is the counter-claim alleging breach of contract under the confidentiality agreement.

•

In May 2011, Blue Dolphin and LEH entered into a Rule 11 Agreement in the interests of resolving the claims and disputes that are part of the litigation described herein. The parties have extended the deadline under the Rule 11 Agreement multiple times in an ongoing effort to re-establish a business arrangement that is beneficial to all involved parties.

•

In July 2011, we entered into the PSA whereby we will acquire 100% of the membership interest of LE, the primary asset of which is the Nixon Refinery, and upon completion of the contemplated transaction all pending litigation between the parties will be dismissed.

Transaction Evaluation

With respect to the contemplated transaction, we met with our legal counsel to identify the appropriate regulatory and SEC filing requirements, and our independent registered public accounting firm to determine the proper accounting treatment. We also conducted due diligence to evaluate the Transaction Assets and LE. The due diligence process included, but was not limited to, interviewing personnel, reviewing contracts and agreements, performing equipment inventories, evaluating business models and obtaining independent, third party evaluations for the Transaction Assets.

Notification of Certain Events

Subject to applicable law and certain limitations, we have agreed to consult in good faith on a reasonable basis with LEH to report material (individually or in the aggregate) operational developments, the status of relationships with customers and resellers, the status of ongoing operations and other matters reasonably requested by LEH. In addition, Blue Dolphin and LEH will promptly notify the other party of: (i) any notice received indicating that consent from any entity or person is required for the consummation of the PSA, (ii) any notice received from any governmental authority in connection with the transaction contemplated, (iii) any litigation commenced or, to Blue Dolphin’s or LEH’s knowledge, threatened against Blue Dolphin or any of its subsidiaries or LEH or any of its subsidiaries that breaches or violates the representations and warranties regarding litigation in the PSA and (iv) any inaccuracy of a representation or warranty or breach of covenant or agreement in the PSA that could be reasonably expected to cause the conditions to the PSA not to be satisfied. Further, Blue Dolphin will promptly notify LEH of any notice or other communication from any party to a material contract that such party is terminating or otherwise materially adversely modifying its relationship with Blue Dolphin or any of its subsidiaries as a result of the PSA.

Regulatory Approval and Permits

Consummation of the transaction is not subject to the receipt of any approval and/or consent from any governmental and regulatory authority. LEH, LE and Blue Dolphin agree to keep in full force and effect, and to cooperate with each other to make application for assignment of, existing permits of LE (effective with the consummation of the transaction) or to cooperate with each other to make application for the issuance of new permits subsequent to the consummation of the transaction.

Accounting Treatment

For accounting and financial reporting purposes, the acquisition will be accounted for as a “reverse acquisition” as that term is used under U.S. generally accepted accounting principles, in which LE is deemed to be the accounting Acquirer and accounting predecessor and Blue Dolphin is deemed to be the accounting Acquiree. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executor contracts and other commitments) of Blue Dolphin as of the closing date of the acquisition will be recorded at their respective fair values and any excess of fair values over consideration issued the fair values is recorded as goodwill.

Net Operating Loss Carry-Forwards

For federal tax purposes, we had net operating loss carry-forwards (“NOLs”) of approximately $21.3 million at December 31, 2010. These NOLs must be used prior to their expiration, which will occur between 2011 and 2030. Utilization of these NOLs will be subject to annual limitations as a result of the change of control that will occur in connection with the transaction. We have historically determined it is more likely than not that some portion or all of our NOLs will not be realized. A full valuation allowance against our deferred tax assets was recognized at September 30, 2011 and December 31, 2010 and 2009 due to our uncertainty as to the utilization of our deferred tax assets in the foreseeable future. We assigned no fair value in our preliminary allocation of fair value to net assets acquired as presented in the accompanying unaudited pro forma combined financial statements based on continued uncertainty as to the utilization of our deferred tax assets in the foreseeable future. Following the closing of the transaction, we will complete our fair value determination of Blue Dolphin’s deferred tax assets. If, as a result of final fair valuations of net assets acquired, it is determined that it is more likely than not that some portion or all of our NOLs and other deferred tax assets will be realized in the foreseeable future, we will adjust our preliminary estimate of fair value of deferred tax assets.

Acquired Debt

Pursuant to the PSA, we have agreed to repay existing and new indebtedness of LE not to exceed approximately $17.5 million, as follows: (i) new debt financing obtained by LEH for the benefit of LE in an amount at least equal to $3.7 million, the proceeds of which are to primarily be used for completion and startup of the Nixon Refinery (the “Debt Financing”), (ii) an existing note previously held by Notre Dame Investors, Inc., which is currently held by John Kissick in the amount of approximately $2.0 million (the “Kissick Debt”); and (iii) an existing U.S. Department of Agriculture loan payable to 1st International Bank or its assignee (the “Payee”) in the amount not to exceed approximately $11.8 million, including outstanding penalties and interest (the “USDA Loan”);

Kissick Debt – Under the PSA, the Kissick Debt shall be amended to provide for an interest rate of no more than six percent (6%) with monthly payments commencing upon the Nixon Refinery becoming operational. Payments will be calculated to provide for a one (1) year amortization from the date of the first payment (approximate amount of $165,262), provided that such payments shall not exceed ten percent (10%) of the payments to be made with respect to the Debt Financing;

Debt Financing – LEH’s consideration under the PSA is to obtain a minimum of $3.7 million in debt financing for use by LE for the completion and startup of the Nixon Refinery, which has occurred as of the date of this filing. The terms of the Debt Financing provide for the application of the gross profit of the Nixon

Refinery, as follows: (i) first, to the repayment to the provider(s) of such financing of $150,000 per month, (ii) second, to LE to pay the operating expenses of the Nixon Refinery and debt service, up to a maximum amount of $750,000 per month and (iii) thereafter, in payments to the provider(s) of such financing which do not exceed eighty percent (80%) of the net cash flow of the Nixon Refinery prior to payout and twenty percent (20%) of the net cash flow of the Nixon Refinery after payout, with such payment obligations expiring after the third year of operation of the Nixon Refinery, and having such terms and conditions as shall be reasonably acceptable to Blue Dolphin; and

USDA Loan – Under the PSA, we agreed to assume the USDA Loan. The USDA Loan is evidenced by a Promissory Note dated as of September 28, 2008 as amended, supplemented or modified from time to time, and further described in that certain Loan Agreement dated September 29, 2008 by and among LE and 1st International Bank, as well as Mr. Carroll, Gina Carroll and LEH (together the guarantors).

Principal Amount: The principal amount of the USDA Loan is $10 million, together with interest per annum on the unpaid principal balance from day-to-day remaining.

Interest: Interest per annum is calculated on the basis of a 360-day year and computed from the date of advance until maturity at the rate equal to the lesser of (a) the maximum rate allowed by law or (b) prime rate (as printed in the Wall Street Journal or an equivalent publication) plus two and one quarter percent (Prime Rate + 2.25%). The interest rate is adjusted on the first day of each calendar quarter.

Payments: A principal and interest payment under the USDA Loan is due monthly through October 1, 2028 (the “Maturity Date”), when all unpaid principal and unpaid interest shall be due and payable in full. Monthly payments are increased or decreased based on the changes in the interest rate to ensure that the entire loan balance is paid in full on the final Maturity Date.

Other Considerations: As of the seventh anniversary of the USDA Loan, should the outstanding principal amount due be greater than $7.85 million, LE shall make a one-time principal reduction in an amount sufficient to reduce the principal balance to $7.85 million (the “Required Principal Reduction”). The Required Principal Reduction will be subject to a prepayment consideration as stipulated in the loan agreement.

Default: Upon the occurrence of a default, payee may, at its option, without notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on the USDA Loan immediately due and payable and exercise and pursue any and all other rights and remedies as provided under the agreement.

In 2010, LE went into default under the USDA Loan as a result of failure to pay certain amounts due and payable and failure to perform certain covenants in the agreement. As a result, the Payee accelerated the USDA Loan and initiated foreclosure proceedings. In August 2011, the Payee agreed to forebear taking certain actions with respect to the USDA Loan for a period of one (1) year, subject to termination by the Payee in the event certain events occur (the “Forbearance Agreement”). An extension of one (1) additional year is permissible under the Forbearance Agreement so long as certain other conditions are met within the first one (1) year extension period.

As of the date of this filing, the principal balance, on an accelerated basis, was approximately $9.7 million. Post-default interest, late charges, costs incurred by the Payee related to foreclosure, taxes paid by the Payee and annual renewal fees paid by the Payee to the U.S. Department of Agriculture in relation to the USDA Loan (collectively the “Arrearage”) was approximately $1.4 million. The Arrearage, which requires a minimum monthly payment of approximately $70,000, must be fully paid by the expiration date of the extended forbearance period. In addition, after the Arrearage is paid in full, LE shall pay to Payee twelve (12) consecutive monthly payments of approximately $83,000 to replenish a $1.0 million payment reserve as required under the USDA Loan (the “Payment Reserve”).

Debt Repayment

In August 2011, LE and a third-party entered into: (i) a Construction and Funding Contract (the “Construction Agreement”), whereby the third-party agreed to provide the Debt Financing, activate and make operable the

Nixon Refinery and secure all of LE’s obligations in exchange for a first-priority security interest in the collateral, (ii) a Joint Marketing Agreement (the “Marketing Agreement”), whereby LE and the third-party will market the refined and processed crude oil (the “Nixon Product”) and (iii) a Crude Oil Supply and Throughput Services Agreement (the “Supply Agreement”), whereby the third-party will supply one hundred percent (100%) of the crude oil requirements of the Nixon Refinery up to a maximum of 15,000 barrels of oil per day and LE will store and process the crude oil at the Nixon Refinery. (The Construction Agreement, Marketing Agreement and Supply Agreement are collectively referred to herein as the “Nixon Agreements”).

Profits from the sale of the Nixon Product under the agreements between LE and the third-party, as described herein, will provide the funds for repayment of the Kissick Debt and Debt Financing. Pursuant to the Forbearance Agreement, LE agreed that certain payments due to LE under the Nixon Agreements would be paid directly to the Payee as repayment of the Arrearage and for replenishment of the Payment Reserve. The third-party is currently leasing storage tanks at the Nixon Refinery and LE’s revenue that is derived from the lease is being used to service the Arrearage until sale of the Nixon Product begins.

Unaudited Pro Forma Information

On July 12, 2011, Blue Dolphin entered into a PSA with the Lazarus Entities. Under terms of the PSA, Blue Dolphin agreed to acquire one hundred percent (100%) of the membership interest of LE in exchange for 8,393,560 shares of Blue Dolphin common stock (the “Acquisition”). The number of Blue Dolphin shares to be issued as consideration will represent eighty percent (80%) of the issued and outstanding common stock of Blue Dolphin at closing, which will constitute a change in control of Blue Dolphin. Closing of the transaction is subject to: (i) approval by Blue Dolphin’s stockholders and (ii) completion of a minimum of $3.7 million in funding by LEH for the benefit of LE for the final phase of refurbishment of the Nixon Refinery, which has occurred as of the date of this filing.

The Acquisition will be accounted for as a “reverse acquisition” in which LE is deemed to be the “Acquirer” and accounting predecessor and Blue Dolphin is deemed to be the “Acquiree.” Following the Acquisition, the combined company will continue to operate under the name Blue Dolphin Energy Company.

In connection with the Acquisition, Blue Dolphin will also release the $2.0 million loan, net of credited and recovered amounts, made to LLRII, as borrower, and LEH, as guarantor, and the associated litigation. As of December 31, 2010 and September 30, 2011, the $2.0 million note held by Blue Dolphin was fully reserved against an allowance for doubtful accounts in Blue Dolphin’s consolidated balance sheets. Pursuant to the PSA, Blue Dolphin will repay certain existing and new indebtedness of LE not to exceed approximately $17.5 million.

Following the Acquisition, LEH will be entitled to receive payments based on the gross profit of the Nixon Refinery with respect to the years 2011, 2012, 2013 and 2014. These payments will be made monthly based on cumulative results through the end of each month. The amount of such monthly payments shall be equal to forty percent (40%) of the excess, if any, of cumulative gross profit of the Nixon Refinery over a threshold which shall increase by $2.5 million for each month that has elapsed since the beginning of that year.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2011 combines the historical consolidated balance sheets of Blue Dolphin and LE, giving effect to the Acquisition as if it had been consummated on September 30, 2011. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of operations of Blue Dolphin and LE, giving effect to the Acquisition as if it had occurred on January 1, 2011 and January 1, 2010, respectively. The unaudited pro forma combined financial data should be read in connection with these notes to the unaudited pro forma condensed combined financial statements and the following historical financial information:

•

Blue Dolphin’s separate historical unaudited consolidated financial statements and the related notes included in Exhibit D of this proxy statement and in Blue Dolphin’s Quarterly Report on Form 10-Q for the period ended September 30, 2011;

•

Blue Dolphin’s separate historical audited consolidated financial statements and the related notes for the years ended December 31, 2010 and 2009 included in Exhibit D of this proxy statement and in Blue Dolphin’s Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 2010; and

•

LE’s separate historical unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2011 and for the years ended December 31, 2010 and 2009 included in Exhibit D of this proxy statement.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (i) directly attributable to the Acquisition and (ii) factually supportable and reasonable under the circumstances.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

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UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

	September 30, 2011
	Historical		Pro Forma
	Blue Dolphin	LE	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,643,508	$1,352	$—		$2,644,860
Restricted cash	—	191,735	—		191,735
Accounts receivable, net of allowance for doubtful accounts	716,750	2,170	—		718,920
Employee advances	—	6,655	—		6,655
Prepaid expenses and other current assets	83,163	3,719	—		86,882
Deposits	—	144,026	—		144,026
Inventory	—	41,074	—		41,074

Total current assets	3,443,421	390,731	—		3,834,152

Property and equipment, at cost:
Oil and gas properties (full-cost method)	2,377,041	—	(1,175,107)		1,201,934
Pipelines	4,342,480	—	(2,782,482)		1,559,998
Onshore separation and handling facilities	1,344,455	—	(996,956)		347,499
Land	473,225	—	—		473,225
Other property and equipment	557,374	170,974	(278,698)		449,650

	9,094,575	170,974	(5,233,243	)(a)	4,032,306
Less: accumulated depreciation and depletion	(5,233,243)	(57,679)	5,233,243	(a)	57,679

Total property and equipment, net	3,861,332	113,295	—		3,974,627
Construction in progress	—	29,759,110	—		29,759,110
Other assets	9,463	574,583	—		584,046
Goodwill	—	—	610,206	(a)	610,206

TOTAL ASSETS	$7,314,216	$30,837,719	$610,206		$38,762,141

LIABILITIES AND STOCKHOLDERS’ AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$463,094	$1,891,199	$(1,050,000	)(b)	$1,304,293
Note payable	—	46,318	—		46,318
Asset retirement obligations, current portion	138,538	—	—		138,538
Accrued expenses and other current liabilities	39,598	1,431,520	—		1,471,118
Other long-term liabilities, current portion	—	760,467	—		760,467

Total current liabilities	641,230	4,129,504	(1,050,000)		3,720,734
Asset retirement obligations, net of current portion	2,351,975	—	—		2,351,975
Other long-term liabilities, net of current portion	—	10,692,831	—		10,692,831

TOTAL LIABILITIES	2,993,205	14,822,335	(1,050,000)		16,765,540

Commitments and contingencies
STOCKHOLDERS’AND MEMBERS’ EQUITY
Common stock ($0.01 par value)	20,984	—	83,936	(c)	104,920
Additional paid in capital	33,753,061	—	(10,490,380	)(c)	23,262,681
Members’ equity	—	16,015,384	(16,015,384	)(c)	—
Accumulated deficit	(29,453,034)	—	28,082,034	(d)	(1,371,000)

Total stockholders’ and members’ equity	4,321,011	16,015,384	1,660,206		21,996,601

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY	$7,314,216	$30,837,719	$610,206		$38,762,141

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2011
	Historical		Pro Forma
	Blue Dolphin	LE	Adjustments		Combined
REVENUE FROM OPERATIONS
Pipeline operations	$829,011	$—	$—		$829,011
Oil and gas sales	1,004,148	—	—		1,004,148
Services revenue	—	1,106,140	—		1,106,140

Total revenue from operations	1,833,159	1,106,140	—		2,939,299
COST OF OPERATIONS
Pipeline operating expenses	999,297	—	—		999,297
Lease operating expenses	816,718	—	—		816,718
Other operating expenses	—	22,650	—		22,650
Depletion, depreciation and amortization	406,891	38,270	—		445,161
General and administrative expenses	1,116,203	504,161	(21,302	)(e)	1,599,062
Accretion expense	98,884	—	—		98,884

Total cost of operations	3,437,993	565,081	(21,302)		3,981,772

Gain on sale of property and equipment	3,267,070	—	—		3,267,070

Income from operations	1,662,236	541,059	21,302		2,224,597

OTHER INCOME (EXPENSE)
Interest and other income	15,276	6,734	—		22,010
Interest expense	—	(10,645)	—		(10,645)

Total other income (expense)	15,276	(3,911)	—		11,365

Income before income taxes	1,677,512	537,148	21,302		2,235,962
Income tax expense	—	—	—		—

Net income	$1,677,512	$537,148	$21,302	(e)	$2,235,962

Income per common share:
Basic	$0.80				$0.21

Diluted	$0.80				$0.21

Weighted average number of common shares outstanding:
Basic	2,088,581		8,393,560		10,482,141
Diluted	2,091,428		8,393,560		10,484,988

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2010
	Historical		Pro Forma
	Blue Dolphin	LE	Adjustments		Combined
REVENUE FROM OPERATIONS
Pipeline operations	$1,878,886	$—	$—		$1,878,886
Oil and gas sales	862,685	—	—		862,685
Services revenue	—	—	181,582	(f)	181,582

Total revenue from operations	2,741,571	—	181,582		2,923,153
COST OF OPERATIONS
Pipeline operating expenses	1,098,597	—	—		1,098,597
Lease operating expenses	673,768	—	—		673,768
Depletion, depreciation and amortization	619,329	—	—		619,329
Recovery of allowance for doubtful loan receivable	(201,000)	—	—		(201,000)
General and administrative expenses	1,481,563	498,732	—		1,980,295
Accretion expense	119,994	—	—		119,994

Total cost of operations	3,792,251	498,732	—		4,290,983

Gain on sale of property and equipment	—	—	747	(f)	747

Loss from operations	(1,050,680)	(498,732)	182,329		(1,367,083)

OTHER INCOME (EXPENSE)
Rental income, related party	—	181,582	(181,582	)(f)	—
Interest and other income	32,370	1,721	—		34,091
Interest expense	—	(7,156)	—		(7,156)
Gain on sale of assets	—	747	(747	)(f)	—

Total other income (expense)	32,370	176,894	(182,329)		26,935

Loss before income taxes	(1,018,310)	(321,838)	—		(1,340,148)
Income tax expense	(4,585)	—	—		(4,585)

Net loss	$(1,022,895)	$(321,838)	$—		$(1,344,733)

Loss per common share:
Basic	$(0.55)				$(0.13)

Diluted	$(0.55)				$(0.13)

Weighted average number of common shares outstanding:
Basic	1,864,354		8,393,560		10,257,914
Diluted	1,864,354		8,393,560		10,257,914

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On July 12, 2011, Blue Dolphin entered into a PSA with the Lazarus Entities. Under terms of the PSA, Blue Dolphin agreed to acquire one hundred percent (100%) of the membership interest of LE in exchange for 8,393,560 shares of Blue Dolphin common stock (the “Acquisition”). The number of Blue Dolphin shares to be issued as consideration will represent eighty percent (80%) of the issued and outstanding common stock of Blue Dolphin at closing, which will constitute a change in control of Blue Dolphin. Closing of the transaction is subject to: (i) approval by Blue Dolphin’s stockholders and (ii) completion of a minimum of $3.7 million in funding by LEH for the benefit of LE for the final phase of refurbishment of the Nixon Refinery, which has occurred as of the date of this filing.

The Acquisition will be accounted for as a “reverse acquisition”, in which LE is deemed to be the “Acquirer” and accounting predecessor and Blue Dolphin is deemed to be the “Acquiree.” The legacy Blue Dolphin is referred to herein as “Old Blue Dolphin”. Following the Acquisition, the combined company will continue to operate under the name Blue Dolphin Energy Company.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under US GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under US GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Note 2 – Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and operations of the combined company based upon the historical financial statements of Blue Dolphin and LE, after giving effect to the Acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of the Acquisition on a pro forma basis. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

The accompanying unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2011 combines the historical consolidated balance sheets of Blue Dolphin and LE, giving effect to the Acquisition as if it had been consummated on September 30, 2011 and includes pro forma adjustments for preliminary valuations by management of certain tangible and intangible assets as of September 30, 2011. These adjustments are subject to further revision upon finalization of the fair value determinations, which will occur following the closing of the Acquisition.

The unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of operations of Blue Dolphin and LE, giving effect to the Acquisition as if it had occurred on January 1, 2011 and January 1, 2010, respectively.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3 – Acquisition

Assuming the Acquisition had occurred on September 30, 2011, Blue Dolphin would have acquired all of the membership interests of LE in exchange for 8,393,560 shares of common stock of Blue Dolphin at closing. Following the acquisition, the shares issued to the former owners of LE would constitute 80% of the Company’s common stock resulting in a change of control, in which LE controls Blue Dolphin post-acquisition.

The Acquisition is accounted for as a reverse acquisition, in which LE is deemed to be the Acquirer and accounting predecessor and Blue Dolphin is deemed to be the Acquiree, under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. Under the acquisition method of accounting, the total estimated purchase price is allocated to Old Blue Dolphin’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the Acquisition.

Immediately preceding the Acquisition, assuming it was completed on September 30, 2011, Blue Dolphin shareholder’s held 2,098,390 shares of common stock. The purchase consideration to acquire Old Blue Dolphin was based on the fair value of the 2,098,390 shares of common stock (utilizing the closing price of $2.35 on September 30, 2011), which was determined to be $4,931,217.

The purchase price allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive measure and allocation. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial statements. Material revisions to the ongoing company’s current estimates could be necessary when the final purchase price is determined and the valuation process is completed after closing of the Acquisition.

The following table summarizes the preliminary allocation of the purchase price:

Current assets	$3,443,421
Property and equipment	3,861,332
Other long term assets	9,463
Goodwill	610,206

Total assets acquired	7,924,422

Current liabilities	641,230
Long term liabilities	2,351,975

Total liabilities assumed	2,993,205

Net assets acquired	$4,931,217

For purposes of this pro forma analysis, the purchase price has been allocated based on an estimate of the fair value of net assets acquired and consideration expected to be paid as of the assumed date of the acquisition. The estimated fair values were determined based on management’s best estimates at the time of this filing. The preliminary purchase price allocation for the transaction is based on preliminary estimates of fair value as of the assumed acquisition date, which will not be the closing date of the Acquisition, and will be adjusted upon completion of the ongoing company’s valuation of the related net assets acquired of the business and its review of the closing balance sheet as of the closing date of the Acquisition. Any deferred taxes or deferred tax liabilities will be recognized upon the completion of final valuations, if applicable. The final evaluation of net assets acquired is expected to be completed as soon as a final accounting is performed, but no later than one year from the acquisition date. Any changes in the preliminary value of the net assets acquired will be offset by a corresponding change in goodwill.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 4 – Pro Forma Adjustments

Pro forma adjustments are necessary to reflect events that are: directly attributable to the Acquisition; factually supportable, and expected to have a continuing impact. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To reflect amounts related to Blue Dolphin’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. A value of $610,206 was assigned to goodwill, representing the difference between the purchase price and the aggregate preliminary fair values assigned to the tangible assets acquired less liabilities assumed, assuming the Acquisition had occurred on September 30, 2011. There were no separately identifiable intangibles. As discussed in Note 3, preliminary estimates of fair value are subject to revision upon final valuation of property and equipment and review of final balances and tax returns, which will occur after closing of the Acquisition.

(b)	To eliminate LE’s accounts payable to the parent company, LEH, which is forgiven and contributed to equity, in conjunction with and immediately prior to closing of the Acquisition.

(c)	To eliminate Blue Dolphin’s historical stockholders’ equity accounts and LE’s historical members’ equity accounts to reflect issued equity, based on the equity structure of Blue Dolphin, to be the sum of: (1) LE’s issued equity immediately prior to the Acquisition and (2) the fair value of shares issued to stockholders’ of Blue Dolphin pursuant to the Acquisition.

(d)	To eliminate Blue Dolphin’s historical accumulated deficit and to adjust accumulated deficit to equal LE’s accumulated deficit as of September 30, 2011.

(e)	To reduce general and administrative expenses for transactions costs of $21,302 incurred by Blue Dolphin in the nine months ended September 30, 2011 in connection with the Acquisition.

(f)	To reclassify LE’s certain income statement balances as of December 31, 2010 to be consistent with LE’s income statement presentation as of September 30, 2011.

Note 5 – Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net income (loss) and shares used in computing the net income (loss) per share for the year ended December 31, 2010 and the nine months ended September 30, 2011 are based on weighted average common shares outstanding during the respective periods. The effect of the additional shares of common stock issued as part of the Acquisition has been included for purposes of presenting pro forma net income (loss) per share.

COMMITTEES AND MEETINGS OF THE BOARD

Board

During 2010, the Board consisted of Dr. Benz and Messrs. Siem, Goodpasture, Kaffie and Ostbye. Mr. Siem served as Chairman. During the fiscal year ended December 31, 2010, the Board held six (6) regular meetings and eight (8) special meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served. The Board has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

During 2010, the Audit Committee consisted of Dr. Benz and Messrs. Kaffie and Ostbye with Dr. Benz serving as Chairman. During the fiscal year ended December 31, 2010, the Audit Committee met five (5) times. The Board has affirmatively determined that all members of the Audit Committee are independent and that Dr. Benz qualifies as an Audit Committee Financial Expert. The Audit Committee’s duties include overseeing financial reporting and internal control functions and the Audit Committee’s charter is available on our website (www.blue-dolphin.com).

Compensation Committee

During 2010, the Compensation Committee consisted of Messrs. Goodpasture and Kaffie. During the fiscal year ended December 31, 2010, the Compensation Committee met one (1) time. The Board has affirmatively determined that all members of the Compensation Committee are independent. The Compensation Committee does not have a charter, however, its duties are to oversee and set our compensation policies, to approve compensation of executive officers and to administer the Plan.

Nominating Committee

Given the size of the Board and that a majority of its members are independent, as defined under NASDAQ Listing Rules, the Board adopted a “Board Nomination Procedures” policy in July 2005 in lieu of appointing a standing nominating committee. Independent members of the Board use the policy when choosing nominees to stand for election to the Board.

The Board will consider for possible nomination qualified nominees recommended by stockholders. As addressed in the “Board Nomination Procedures” policy, the manner in which independent directors evaluate stockholder nominees for director is the same as that for nominees received from other sources. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of Blue Dolphin no later than February 22, 2012, for the 2012 Annual Meeting of Stockholders. The information should be sent to: Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. See “Director Nominations and Stockholder Proposals by Stockholders for an Annual Meeting of Stockholders” in this proxy statement for more information.

The Board will continue to nominate qualified directors of whom it believes will make important contributions to the Board and Blue Dolphin. The Board generally requires that director nominees have sound ethical character, represent all stockholders fairly, demonstrate professional achievements, possess meaningful experience and appreciate the major business issues facing Blue Dolphin. The Board also considers issues of diversity and background in its selection process, recognizing that it is desirable for its members to have differences in viewpoints, professional experiences, educational backgrounds, skills, race, gender, age and national origin.

The membership of the Board immediately after closing of the transaction, subject to approval of the issuance of the BDEC Shares, will consist of six members: (i) three (3) of the existing members of the Board, which will consist of Messrs. Siem and Goodpasture, as well as Dr. Benz (Messrs. Kaffie and Ostbye will resign) and (ii) three (3) persons as agreed to by the parties. The parties have agreed to and the Board has recommended the appointments of Frank R. Kline, A. Haag Sherman and Bruce A. Smith, each first time appointees, to serve as directors upon consummation of the transaction. There is no arrangement pursuant to which Messrs. Kline, Sherman and Smith have agreed to serve on the Board.

Pursuant to the PSA, one (1) of the continuing members of the Board who was on the Board prior to closing of the transaction will be required to resign their position as director upon the earlier of either the next annual meeting of stockholders or, subject to the approval of the issuance of the BDEC Shares, the Nixon Refinery achieving a production rate of at least 10,000 barrels of oil per day. Dr. Benz has agreed to resign at that time.

Director Attendance at Annual Meeting

We seek to accommodate directors choosing to participate in person at the annual Board meeting. In an effort to manage expenses, the Board typically holds the annual Board meeting immediately following the annual stockholder’s meeting. If a director is unable to attend the annual Board meeting in person, participation by telephone is permitted. In 2010, one (1) director attended the annual Board meeting in person and four (4) directors attended by telephone.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee is comprised solely of independent directors who have the requisite financial experience and expertise and meet the requirements of NASDAQ Listing Rule 5605(c) and SEC Rule 10A-3. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant requirements of the Sarbanes-Oxley Act of 2002, proposed and adopted rules of the SEC and new listing standards of the NASDAQ regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter was last amended by the Board in August 2008 and is available on our website (www.blue-dolphin.com). Although the Audit Committee Charter was reviewed in 2010, no changes to the charter were made at that time.

The Audit Committee’s primary duties and responsibilities are to:

•	assess the integrity of our financial reporting process and systems of internal control regarding accounting;

•	assess the independence and performance of our independent registered public accounting firm; and

•	provide an avenue of communication between our independent registered public accounting firm, management and the Board.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed and discussed the audited our consolidated financial statements for the fiscal year ended December 31, 2010 with our management and management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with UHY the matters required to be discussed pursuant to PCAOB guidance related to communication with Audit Committees.

The Audit Committee received written disclosures and the letter from UHY as required by the PCAOB guidance related to communications with Audit Committees concerning independence, and the Audit Committee discussed with UHY their independence. The Audit Committee considered the non-audit services provided by UHY and determined that the services provided are compatible with maintaining UHY’s independence. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Fees we paid to UHY in the fiscal years ended December 31, 2010 and 2009 were as follows:

	2010	2009
Audit fees	$163,271	$163,000
Audit-related fees	—	12,000
Tax fees	18,318	23,000
All other fees	10,323	—

Total	$191,912	$198,000

Audit fees for 2010 and 2009 included fees related to the audit of our consolidated financial statements and review of our quarterly reports that are filed with the SEC. Audit-related fees for 2009 included other fees for consultation related to our transaction with LEH. Tax fees for 2010 and 2009 primarily include fees for preparation of federal and state income tax returns as well as tax planning services. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Based on discussions with management and UHY, review of the representation of management and review of the report of UHY to the Audit Committee, the Audit Committee recommended to the Board that our audited, consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC.

The Audit Committee:

Laurence N. Benz, Chairman

Harris A. Kaffie

Erik Ostbye

CORPORATE GOVERNANCE

Leadership Structure

We are led by Mr. Siem, who has served as Chairman of the Board since 1989 and Chief Executive Officer since 2004. Having a single leader for Blue Dolphin is a common practice at public companies in the United States, particularly those with small market capitalizations. We believe our current leadership structure with the same person serving as both principal executive officer and Chairman of the Board is effective for the us as it; (i) demonstrates to our employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and (ii) eliminates the potential for confusion or duplication of efforts.

Risk Oversight

Our Board does not have a lead independent director. Independent directors, individually and collectively, are actively involved in overseeing our risk management through presentations by management to the Board, as well as through telephonic and other electronic communications. Such interactions include consideration of the challenges and risks we face. Furthermore, the two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes, as well as compliance, internal control, legal and risk matters. The Compensation Committee oversees compensation policies, including the approval of compensation for our Chairman and Chief Executive Officer. We believe that the processes established to report and monitor systems for material risks applicable to us are appropriate and effective.

Director Independence

The Board has affirmatively determined that each of its members, as well as the director nominees (with the exception of Mr. Siem), are independent and have no material relationship with Blue Dolphin, either directly or indirectly or as a stockholder or officer of an organization that has a relationship Blue Dolphin. Furthermore, all members of the Audit and Compensation Committees are independent, pursuant to NASDAQ Listing and SEC rules.

Pursuant to the PSA, subject to approval of the issuance of the BDEC Shares, the parties have agreed to and the Board has recommended the appointments of Messrs. Kline, Sherman and Smith, each first time appointees, to serve as directors upon consummation of the transaction. There is no arrangement pursuant to which Messrs. Kline, Sherman and Smith have agreed to serve on the Board. The Board has affirmatively determined that each of the appointees are independent pursuant to NASDAQ Listing and SEC rules.

Code of Conduct

In July 2005, the Board adopted a Code of Conduct applicable to all directors, officers and employees, as required by the Sarbanes-Oxley Act of 2002. The Code of Conduct is publicly available on our website (www.blue-dolphin.com). The Code of Conduct requires all directors, officers and employees to act ethically at all times, and prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

The Audit Committee established procedures to enable anyone who has a concern about Blue Dolphin’s conduct or policies, or any employee who has a concern about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Chairman of the Audit Committee. Violations and/or concerns may be sent anonymously by mail to Dr. Laurence N. Benz (Audit Committee Chairman, Blue Dolphin Energy Company), 13000 Equity Place, Suite 105, Louisville, Kentucky 40223, via email to larry@physicaltherapist.com or such other contact information for Dr. Benz that we may post on our website from time to time.

Code of Ethics

In April 2003, the Board adopted a Code of Ethics policy that is applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics policy is posted on our website (www.blue-dolphin.com) and is available to any stockholder, without charge, upon written request to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Any amendments or waivers to provisions of the Code of Ethics policy will be disclosed on our website.

Communicating with the Directors

At the present time, the Board does not have a formal process by which stockholders can communicate with the Board. The Board currently does not receive a large volume of correspondence from stockholders, so such a formal process would be inefficient. However, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for the Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on our website.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Policy and Procedures

Compensation for our executive officers consists of base salary, cash bonuses and incentive awards that have historically consisted of stock options. We do not offer a retirement plan that provides for the payment of retirement benefits. In the event that an employee retires after age 65, the non-vested portion of any stock options held by the retired employee expires immediately. The vested portion of any stock options held by the retired employee expires, to the extent not exercised, three months after retirement. The Compensation Committee has the authority to approve all forms of executive and director compensation based on its experience and informal consideration of compensation practices of oil and gas companies of similar size and business focus. The Compensation Committee has not used compensation consultants in the past in making its determinations. We believe that stock ownership by our executive officers and other employees furthers the alignment between the interests of the executive officers and other employees and the stockholders, thereby enhancing our efforts to improve stockholder returns and increase stockholder value.

The Plan provides that upon a change in control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the Plan, adjust the outstanding options as appropriate to reflect such change of control or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The Plan provides that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than fifty percent (50%) of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board.

The proposed issuance of the BDEC Shares will result in a change in control under the Plan. Unless otherwise provided in the participant’s incentive agreement, upon a change in control, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding ISOs, NSOs and SARs may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full.

The compensation of executive officers is reviewed on an annual basis, as well as when changes in responsibilities occur. The Compensation Committee may not delegate its authority to approve compensation determinations for executive officers. The Compensation Committee determines compensation for executive officers and other employees based on the recommendation of the principal executive officer. The Compensation Committee determines the compensation of the principal executive officer.

Executive Officers

In addition to Mr. Siem, listed in this proxy statement as a Director Nominee, we had one (1) other executive officer at December 31, 2010. The following sets forth the person’s name, age and principal occupation during the past five (5) years, as well as their relevant knowledge and experience that led to their appointment as an executive officer:

Name, Age Principal Occupation During Past 5 Years	Knowledge and Experience

T. Scott Howard, 39

Blue Dolphin Energy Company Treasurer (2009 to 2011) Assistant Secretary (2008 to 2011) Accounting Manager (2006 to 2009)	Mr. Howard, who is a Certified Public Accountant in Texas, received his Bachelor of Business Administration in Accounting from St. Edward’s University. Based on his educational and professional experiences, Mr. Howard possessed particular knowledge and experience in accounting, audit, banking and insurance that strengthened our executive management team’s collective qualifications, skills and experience.

On October 31, 2011, Mr. Howard resigned as Treasurer and Assistant Secretary, effective November 15, 2011. His resignation was not the result of a disagreement with us on any matter relating to our operations, policies or practices.

Family Relationships between Directors and Executive Officers

As of December 12, 2011, there were no relationships between any of our directors or executive officers and any other director or executive officer of Blue Dolphin.

Compensation for Named Executives

The following table sets forth the compensation paid to our principal executive officer and the most highly compensated executive officer other than the principal executive officer whose annual salary exceeded $100,000 in the fiscal year ended December 31, 2010 (collectively, the “Named Executive Officers”) for services rendered to us:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards(2)	Total
Ivar Siem(1)	2010	$100,000	$—	$100,000
Chairman of the Board, Chief Executive Officer, President, Assistant Treasurer and Secretary	2009	$100,000	$63,727	$163,727

T. Scott Howard	2010	$110,000	$—	$110,000
Treasurer and Assistant Secretary	2009	$110,000	$—	$110,000

(1)	Mr. Siem’s salary is based on part-time employment with us in his capacity as Chief Executive Officer.
(2)	Represents amounts recognized for financial statement purposes for the fiscal years ended December 31, 2010 and 2009, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Footnote 5 (Stock Options) to our audited, consolidated financial statements for the fiscal years ended December 31, 2010 and 2009, which, for 2010, are included in the our Original Filing, and for 2009, are included in our Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A.

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Compensation Risk Assessment

Our approach to compensation practices and policies applicable for non-executive employees throughout our organization is consistent with that followed for executive employees. Base pay is based on market median for each position, and bonuses and stock based incentives are based on individual and Blue Dolphin performance. Accordingly, we believe our practices and policies in this regard are not reasonably likely to have a material adverse effect on us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable		Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date
Ivar Siem	14,285		—	$19.67	10/15/13
T. Scott Howard	642	(1)	—	$19.67	10/15/17

(1)	Mr. Howard resigned from Blue Dolphin effective November 15, 2011. His exercisable options will be cancelled ninety (90) days following the effective date of his resignation.

Compensation for Directors

The Board determines compensation for non-employee directors based on the recommendations of the principal executive officer and the Chairman of the Board. Currently, non-employee directors are paid an annual retainer of $20,000, payable quarterly in Common Stock. The number of shares issued is based upon the fair market value of the Common Stock on the date of issuance or payment. The issued shares are restricted from sale pursuant to holding periods under Rule 144 of the Securities Act, and applicable state securities laws. Members of the Audit Committee receive an additional annual retainer, payable semi-annually in cash. The Chairman of the Audit Committee receives $5,000, and other Audit Committee members receive $2,500. Members of the Compensation Committee receive no additional compensation. Non-employee directors are entitled to reimbursement of reasonable out-of-pocket expenses related to meetings they attend in person. Employee directors are not paid any compensation for their services as a member of the Board or committees of the Board.

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The following table sets forth the compensation paid to non-employee directors in the fiscal year ended December 31, 2010:

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Laurence N. Benz	$5,000	$20,000	$25,000
John N. Goodpasture	$—	$20,000	$20,000
Harris A. Kaffie	$2,500	$20,000	$22,500
Erik Ostbye	$2,500	$20,000	$22,500

(1)	Represents amounts recognized for financial statement purposes for the fiscal years ended December 31, 2010 and 2009, in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Footnote 5 (Stock Options) to our audited, consolidated financial statements for the fiscal years ended December 31, 2010 and 2009, which, for 2010, are included in our Original Filing, and for 2009, are included in our Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A.
(2)	At December 31, 2010, each non-employee director had total stock awards outstanding as follows: Dr. Benz – 27,701, Mr. Goodpasture – 20,365, Mr. Kaffie – 109,300 and Mr. Ostbye – 20,490.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to the beneficial ownership for shares of Common Stock (the only class of voting security issued and outstanding) as of the Record Date by: (i) all persons and institutions known by us to be the beneficial owners of five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the following persons having sole voting and dispositive power with respect to such shares.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
Blue Sky Langsa Limited	342,857	16.1%
Harris Kaffie(3)	141,178	6.6%
Columbus Petroleum Limited, Inc.(2)	130,244	6.1%
Ivar Siem(3)	104,466	4.9%
Laurence N. Benz	32,670	1.5%
Erik Ostbye	25,459	1.2%
John N. Goodpasture	25,334	1.2%
T. Scott Howard(4)	642	*

Directors and Executive Officers as a Group (6 Persons)	329,749	15.5%

*	Less than 1%.
(1)	Based upon 2,128,780 shares (2,098,390 shares of Common Stock issued and outstanding and 30,390 shares of Common Stock issuable upon exercise of stock options, both as of December 12, 2011).
(2)	Based upon a Schedule 13D filed with the SEC on September 8, 2004, the address of Columbus Petroleum Limited, Inc. was Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.
(3)	Includes shares of Common Stock issuable upon exercise of stock options as follows: Mr. Kaffie – 11,509; Mr. Siem – 14,285; Mr. Howard – 642; and all directors and executive officers as a group – 26,436.
(4)	Mr. Howard resigned from Blue Dolphin effective November 15, 2011. His exercisable options will be cancelled ninety (90) days following the effective date of his resignation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders who own more than ten percent (10%) of the Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we are aware that during 2010, all of its directors, executive officers and greater than ten percent (10%) stockholders complied with their Section 16(a) filing requirements.

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS

Director Nominations and Proposals Process

Although we tentatively set our 2011 Annual Meeting of Stockholders for May 12, 2011, the meeting is being held significantly later in the year. We have tentatively set the 2012 Annual Meeting of Stockholders for May 16, 2012. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

Director Nominations Deadline

Our Amended and Restated Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of Blue Dolphin at least ninety (90) calendar days before the anniversary date of the previous year’s annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board. In order to avoid controversy as to the date on which a director nomination is received, stockholders must make submissions to us at our principal executive office by certified mail, return receipt requested. (See “Nomination Procedures” in this Proxy Statement for more information.)

We did not receive any director nominee submissions by February 26, 2011, the deadline for the 2011 Annual Meeting. The director nominee submission deadline for the 2012 Annual Meeting of Stockholders is March 10, 2012.

Stockholder Proposals Deadline

Pursuant to SEC requirements, stockholders must submit stockholder proposals, for inclusion in the printed proxy materials, to us at least one hundred (120) calendar days before the date we publicly filed the previous year’s proxy statement for our annual meeting of stockholders. Any stockholder that intends to submit a stockholder proposal, not for inclusion in the printed proxy materials, must notify us at least forty-five (45) calendar days prior to the date we mail the proxy materials to stockholders. In order to avoid controversy as to the date on which a stockholder proposal is received, stockholders must make submissions to us at our principal executive office by certified mail, return receipt requested.

We did not receive any stockholder proposal submissions by January 24, 2011, the deadline for inclusion in the printed materials for the 2011 Annual Meeting, or by April 9, 2011, the deadline not for inclusion in the printed materials for the 2011 Annual Meeting. The stockholder proposal submission deadline for the 2012 Annual Meeting of Stockholders is February 9, 2012 for inclusion in the printed proxy materials, and April 10, 2012 not for inclusion in the printed proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. Stockholders may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549 between the hours of 9:00 a.m. and 5:00 p.m. Eastern, except federal holidays and official closings. Please call the SEC at (202) 551-8090 for further information on the public reference rooms. Blue Dolphin’s SEC EDGAR and XBRL filings are also available to the public from the SEC’s website at www.sec.gov. Copies of SEC EDGAR filings, including those incorporated by reference in this proxy statement, can be obtained free of charge by contacting us at (713) 568-4725.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to stockholders by referring to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information Blue Dolphin files with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC: (i) our Annual Reports and (ii) our Quarterly Reports.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Common Stock may deliver only one copy of this proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to us by telephone at (713) 568-4725, or by submitting a written request to Blue Dolphin Energy Company, 801 Travis Street, Suite 2100, Houston, Texas 77002. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

By Order of the Board

/s/ IVAR SIEM
Ivar Siem
Chairman of the Board

Houston, Texas

December 28, 2011

EXHIBITS

Exhibit A – Amendment to the Certificate

Exhibit B – Amendments to the Plan

Exhibit C – Purchase and Sale Agreement between Blue Dolphin and the Lazarus Entities

Exhibit D – Historical Financial Information

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BLUE DOLPHIN ENERGY COMPANY

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, as amended (the “DGCL”), BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Blue Dolphin Energy Company. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 15, 2010.

SECOND: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the DGCL.

THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV, Capital Stock, is amended to replace the existing first paragraph, in its entirety, with the following paragraph, which shall heretofore be paragraph one under Article IV:

“The total number of shares of stock which the Corporation shall have the authority to issue is 22,500,000 shares, of which 20,000,000 shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 2,500,000 shall be shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, Blue Dolphin Energy Company has caused this Certificate of Amendment to be executed by Ivar Siem, its Chairman, Chief Executive Officer, President and Secretary on this     day of                     , 20    .

BLUE DOLPHIN ENERGY COMPANY

By:
Name:	Ivar Siem
Title:	Chairman, Chief Executive Officer, President and Secretary

A-1

EXHIBIT B

AMENDMENTS TO THE BLUE DOLPHIN ENERGY COMPANY 2000 STOCK INCENTIVE PLAN

FOURTH AMENDMENT TO THE

2000 STOCK INCENTIVE PLAN

WHEREAS, the 2000 Stock Incentive Plan, as Amended (the “Plan”) of Blue Dolphin Energy Company (the “Company”) was established by the Company’s Board of Directors (the “Board”) on April 14, 2000 and approved by the stockholders of the Company on May 18, 2000;

WHEREAS, Amendment One amended the Plan effective March 19, 2003, such amendment being ratified by the stockholders on May 21, 2003, to increase the aggregate number of shares of common stock reserved for issuance under the Plan from 500,000 shares to 650,000 shares;

WHEREAS, Amendment Two further amended the Plan effective April 5, 2007, such amendment being ratified by the stockholders on May 30, 2007, to increase the aggregate number of shares of common stock reserved for issuance under the Plan from 650,000 shares to 1,200,000 shares; and

WHEREAS, Amendment Three further amended the Plan effective July 16, 2010, to reflect a 1-for-7 reverse-stock-split of the Company’s issued and outstanding common stock, par value $0.01 per share.

NOW THEREFORE, BE IT RESOLVED, that the Board hereby further amends the Plan as follows:

(1) Under Section 1.1, Purpose, the third paragraph, shall be replaced in its entirety and shall read as follows:

Subject to approval by the Company’s stockholders pursuant to Section 7.1, the Plan will become effective as of April 14, 2000 (the “Effective Date”). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 7.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of twenty (20) years from the Effective Date.

(2) Under Section 1.4, Shares of Common Stock Available for Incentive Awards, the first paragraph, shall be replaced in its entirety and shall read as follows:

Subject to adjustment under Section 6.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) One Million (1,000,000) Shares of Common Stock. One Million (1,000,000) of the Shares reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

B-1

EXHIBIT B

AMENDMENTS TO THE BLUE DOLPHIN ENERGY COMPANY 2000 STOCK INCENTIVE PLAN

The following officer of the Company has caused this amendment to be executed effective as of April 14, 2010, subject to ratification by the stockholders of the Company.

BLUE DOLPHIN ENERGY COMPANY

By:

Name:

Title:

B-2

EXHIBIT C

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into this 12 day of July, 2011, by and between Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company (“LLRII”), Lazarus Texas Refinery II, LLC, a Delaware limited liability company (“LTRII”), Lazarus Environmental, LLC, a Delaware limited liability company (‘LENV”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”) Lazarus Energy Development, LLC, a Delaware limited liability company (“LED”), (LE, LLRII, LTRII, LENV, LED and LEH are sometimes individually referred to herein as a “Lazarus Entity” and collectively as the “Lazarus Entities”), and Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin” and, together with the Lazarus Entities, individually a “Party” or collectively, the “Parties”).

For and in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I

CONSTRUCTION OF AGREEMENT

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

“Additional Financing” means debt financing in an amount at least equal to $3,700,000 for the benefit of LE after Closing, the proceeds of which are to be used with respect to the Nixon Refinery, the terms of which shall provide for the application of the gross profit of the Nixon Refinery as follows: (i) first, to the payment to the provider(s) of such financing of $150,000 per month, (ii) second, to LE to pay the monthly operating expenses of the Nixon Refinery and debt service, up to a maximum monthly amount of $750,000 (the “Operating Expense Allowance”), and (iii) thereafter, in payments of to the provider(s) of such financing which do not exceed (i) 80% of the net cash flow of the Nixon Refinery prior to payout, and (ii) 20% of the net cash flow of the Nixon Refinery after payout, with such payment obligations expiring after the third year of the operation of the Nixon Refinery, and having such terms and conditions as shall be reasonably acceptable to Blue Dolphin.

“Affiliate” means a Person controlling, controlled by, or under common control with, the Person to whom the reference is made.

“BDEC Shares” shall have the meaning given said term in Section 3.1(a).

“Blue Dolphin Common Stock” means the common stock of Blue Dolphin, $.01 par value per share.

“Blue Dolphin Disclosure Schedule” means the disclosure schedule which has been delivered by Blue Dolphin to the Lazarus Entities which is attached to this Agreement.

“Closing” and “Closing Date” shall each have the meanings given said terms in Section 4.1.

“Contract” means any legally binding obligation or agreement, whether or not reduced to writing, and specifically including, without limitation, any client or customer agreement, note, bond, mortgage, lease of real or personal property (including, without limitation, automobile, vehicle and other equipment leases), license or other instrument.

“Disposal Well” means the asset described in Exhibit 1.

EXHIBIT C

PURCHASE AND SALE AGREEMENT

“Existing Note” means that certain promissory note payable by LLRII to the order of Blue Dolphin in the original principal amount of $2,000,000.

“1st International Debt” means the indebtedness of LE to 1st International Bank and its assigns and sureties in the original amount of $10,000,000 pursuant to the 1st International Loan Agreement and that certain Promissory Note dated September 29, 2008, payable by LE to the order of 1st International Bank.

“1st International Loan Agreement” means that certain Loan Agreement dated September 29, 2008 among 1st International Bank as Lender, LE as Borrower, and Jonathan Pitts Carroll, Sr. and LEH as Guarantors.

“GAAP” means generally accepted accounting principles, consistently applied, of the United States of America.

“Interest” means a membership interest representing 100% of the issued and outstanding membership interest in LE.

“Judgment” means the judgment entered against LEH in connection with the case styled Blue Dolphin Energy Company v. Lazarus Energy Holdings, LLC in the 129th District Court of Harris County, Texas.

“Kissick Debt” means the indebtedness of LE which was previously held by Notre Dame Investors, Inc. and which is now held by John Kissick, in an amount which will not exceed $1,983,152.89 as of June 1st, 2011.

“Knowledge” as respects any of the Lazarus Entities means the actual knowledge after reasonable inquiry of Jonathan P. Carroll and, as respects Blue Dolphin means the actual knowledge after reasonable inquiry of the Chief Executive Officer of Blue Dolphin.

“Lazarus Disclosure Schedule” means the disclosure schedule which has been delivered by the Lazarus Entities to Blue Dolphin which is attached to this Agreement.

“Liabilities” means all actual liabilities or obligations of any nature whatsoever, whether absolute or contingent, due or to become due, accrued or unaccrued, known or unknown, or otherwise, including, but not limited to, indebtedness for money borrowed, obligations under Contracts, accounts payable, liabilities imposed by law and/or governmental authorities.

“Liens” means all mortgages, restrictions, liens, pledges, charges, claims, options, calls, rights of first refusal, or encumbrance of any nature whatsoever.

“Longview Assets” means the assets described in Exhibit 2.

“Loss” means any and all damages, assessments, fines, judgments, liabilities, obligations, penalties, fees, costs and/or expenses, including but not limited to, attorney, expert witness, and consultant fees and costs.

“Material Adverse Effect” means with respect to either Blue Dolphin or a Lazarus Entity any event, occurrence, change or development, which has, or could reasonably be expected to have, a material adverse effect on the results of operations or financial condition of that Party, including its subsidiaries, taken as a whole other than any event, occurrence, change or development (a) relating to the economy in general (including commodities prices or exchange rates), (b) relating to the industry in which that Party operates in general, except to the extent such event, occurrence, change or development has, or could reasonably be expected to have, a

EXHIBIT C

PURCHASE AND SALE AGREEMENT

disproportionate effect on the results of operations or financial condition of that Party, (c) resulting from the announcement or pendency of any of the Transactions contemplated by this Agreement (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees), (d) changes in the law or in GAAP, or changes in general legal, regulatory or political conditions or (e) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement.

“Mermentau Assets” means the assets described in Exhibit 3 and the personal property located on such real property as of the date of this Agreement.

“Nixon Additional Tract” means the real property described in Exhibit 4.

“Nixon Refinery” means the real property and improvements thereon described in Exhibit 5, and the personal property located on such real property as of the date of this Agreement and/or which is described in Exhibit 5.

“Operating Expense Allowance” shall have the meaning given to it in the definition of Additional Financing in this Article I.

“Options” means the optional purchase rights granted pursuant to Article XI.

“Permitted Indebtedness” means (a) the Kissick Debt, and (b) the 1st International Debt.

“Permitted Liens” means any of the following Liens: (a) Liens in favor of carriers, warehousemen, mechanics, landlords and materialmen and other similar Persons that are incurred in the ordinary course of business for sums not yet due and payable; (b) Liens for current Taxes incurred in the ordinary course of business that are not delinquent or remain payable without any penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are maintained; (c) rights reserved to any governmental authority to regulate the affected property; (d) as to any leased assets or properties, rights of the lessors thereof; (e) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation and other types of social security, unemployment insurance, or old age pension programs mandated under applicable laws or regulations.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, or other entity.

“Refinery Financing” shall have the meaning given said term in Section 7.7.

“Stockholder Approval” means the approval of the stockholders of Blue Dolphin in accordance with the Delaware General Corporation Law and any applicable rules of the SEC or the NASDAQ with respect to the issuance of the Blue Dolphin Shares pursuant to the terms of this Agreement and the Transactions to the extent required pursuant to such statute and rules.

“Taxes” means any foreign, federal, state or local tax, assessment or other governmental charge.

“Transactions” means the transactions contemplated pursuant to this Agreement and all related agreements, documents, and instruments, other than the Options.

EXHIBIT C

PURCHASE AND SALE AGREEMENT

1.2 Interpretive Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar impact when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.

(b) The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

(c) The terms “include” and “including” are not limiting and mean “including without limitation.”

ARTICLE II

PURCHASE AND SALE

2.1 Sale of Interest. Subject to the terms and conditions hereof, at the Closing, LEH will sell, assign, transfer and deliver to Blue Dolphin, and Blue Dolphin will purchase and acquire from LEH, the Interest, free and clear of any Liens other than Permitted Liens.

2.2 The Assigned Assets. At the Closing, LE shall own the following (referred to herein as the “Assigned Assets”), free and clear of all Liens, other than Permitted Liens:

(a) the Nixon Refinery; and

(b) the rights and interests of the Lazarus Entities pursuant to the Lazarus Operating Agreements (as defined below), all of which are listed on the Lazarus Disclosure Schedule.

ARTICLE III

CONSIDERATION FROM BLUE DOLPHIN

3.1 Purchase Consideration. As consideration for the sale and transfer of the Interest, Blue Dolphin will:

(a) At the Closing issue to LEH 8,346,984 shares of the Blue Dolphin Common Stock, with such number adjusted as provided in Section 3.5 (the “BDEC Shares”);

(b) From time to time after Closing, make the payments provided for in Section 3.7.

3.2 Release. The Parties shall execute and deliver at Closing a mutual release in customary form, releasing all claims between Blue Dolphin and its affiliates and representatives on the one hand and the Lazarus Entities and their affiliates and representatives on the other, including, but not limited to, the claims relating to the Existing Note and the Lawsuit.

3.3 Permitted Indebtedness. At the Closing, the Assigned Assets will be subject to only the Permitted Indebtedness.

3.4 Revenues and Expenses. LEH shall be (a) entitled to all revenues (and related accounts receivable) attributable to the Assigned Assets and (b) responsible for the payment of all expenses (and related accounts

EXHIBIT C

PURCHASE AND SALE AGREEMENT

payable), including the payment of ad valorem taxes, attributable to the Assigned Assets, in each case to the extent the foregoing relate to the period of time prior to the Closing Date. Blue Dolphin shall be (a) entitled to all revenues (and related accounts receivable) attributable to the Assigned Assets, and (b) subject to Section 7.4, responsible for the payment of all expenses (and related accounts payable), including the payment of ad valorem taxes, attributable to the Assigned Assets, in each case to the extent the foregoing relate to the period of time occurring on and after the Closing Date.

3.5 Adjustment. The number of BDEC Shares to be issued at Closing shall be adjusted at Closing to cause LEH to thereby receive 80% of the issued and outstanding shares of the Blue Dolphin Common Stock as of Closing.

3.6 Blue Dolphin Directors. At and as of the Closing, Blue Dolphin will cause to be elected as its Board of Directors the six persons, with (i) three such directors to be the persons designated by Blue Dolphin at Closing, which shall include Ivar Siem (the “Continuing Directors”), and (ii) the remaining three directors to be the persons agreed to by the Parties, who shall be selected by the Parties from the list attached as Exhibit 3.6 and or other persons mutually agreed upon each of whom will be considered independent directors for the purpose of the rules of the SEC and NASDAQ. LEH and Blue Dolphin hereby confirm that the persons listed on Exhibit 3.6 are acceptable. Blue Dolphin shall cause one of the Continuing Directors to agree to resign effective upon confirmation to the satisfaction of the Board of Blue Dolphin that the Nixon Refinery has achieved a daily production of at least 10,000 barrels.

3.7 Gross Profit Payments. LEH shall be entitled to receive payments based on the Gross Profit of the Nixon Refinery with respect to the years 2011, 2012, 2013, and 2014. These payments will be made monthly based on cumulative results through the end of the each month. The amount of such monthly payments shall be equal to 40% of the excess, if any, of cumulative Gross Profit of the Nixon Refinery over a threshold which shall increase by $2,500,000 for each month that has elapsed since the beginning of that year. For example, if the cumulative Gross Profit of the Nixon Refinery for January is $3,000,000, for February is $1,000,000, for March is $3,000,000, and for April is $6,000,000, payments would be due as follows: for January, $200,000, for February, none, for March, none, and for April, $1,000,000. The payment of these amounts shall be paid directly by the provider of the Additional Financing. Any shortfall in Gross Profit of the Nixon Refinery during a year shall be carried forward and reduce the cumulative Gross Profit of the Nixon Refinery for the following year. Gross Profit shall mean the excess of the total revenue from the sales of the products of the Nixon Refinery received by LE over (i) the cost of the crude oil, (ii) amounts payable to or retained by the holder of the Additional Financing, and (iii) the amounts required to provide for the Operating Expense Allowance. Blue Dolphin shall furnish to LEH on monthly basis a written schedule setting forth the computation of the Gross Profit of the Nixon Refinery, and shall permit LEH to audit, at its expense, the books and records of Blue Dolphin for purposes of confirming compliance with this Section.

ARTICLE IV

CLOSING

4.1 Date of Closing. The consummation of the Transactions (the “Closing”) shall take place and shall be effective with respect to the sale and transfer of the Interest, and indirectly the Assigned Assets, as of the date which shall be within 5 days of the satisfaction of the conditions set forth in Articles VIII and IX (the “Closing Date”).

4.2 Deliveries at Closing. At the Closing, the Parties shall execute and deliver such documents as are required to close the Transactions. Specifically, but not by way of limitation, LEH shall execute and deliver, or

EXHIBIT C

PURCHASE AND SALE AGREEMENT

cause to be executed and delivered, to Blue Dolphin all deeds, assignments, and bills of sale required to transfer to Blue Dolphin ownership in fee simple to the Interest, and indirect ownership of the Assigned Assets, free and clear of any Liens, other than any Permitted Liens, and Blue Dolphin shall issue to LEH the BDEC Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF LEH

LEH hereby represents and warrants to Blue Dolphin as follows:

5.1 SEC Matters. The BDEC Shares are being or will be acquired by LEH for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of LEH to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. LEH is experienced in evaluating companies such as Blue Dolphin and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. LEH has had the opportunity to ask questions of and receive answers from executive officers of Blue Dolphin concerning the terms and conditions of the offering of the BDEC Shares, and to obtain additional information to the satisfaction of LEH. LEH is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act. The BDEC Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of Blue Dolphin on such exemption is predicated in part on the representations set forth herein. LEH will not sell or assign any BDEC Shares except pursuant to a valid registration statement filed pursuant to the Securities Act or pursuant to a valid exemption from the registration requirements thereof. The certificates evidencing the BDEC Shares shall bear restrictive legends restricting their transfer as required pursuant to applicable securities laws.

5.2 Company Status. The Interest represents 100% of the membership interests of LE. LEH owns the Interest, free and clear of any lien or encumbrance. The Lazarus Entities have provided to Blue Dolphin a true and correct copy of the limited liability company agreement of each Lazarus Entity, which is in force as of the date of this Agreement, without amendment. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating any Lazarus Entity to issue, transfer or purchase any membership interest or other ownership interests of or with respect to any Lazarus Entity or any rights to any such membership interest, or obligating LEH to transfer any of the Interest or any membership interest with respect to any other Lazarus Entity under any circumstances.

5.3 Indebtedness. LE does not have any Liabilities other than the Permitted Indebtedness.

5.4 Tax Status. Each Lazarus Entity, other than LEH, is a “disregarded entity” for federal income tax purposes.

5.5 Organization and Qualification. Each Lazarus Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Lazarus Entity is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business

EXHIBIT C

PURCHASE AND SALE AGREEMENT

conducted by it makes such qualification necessary. True, accurate and complete copies of the organizational documents of each Lazarus Entity, as amended, including all amendments thereto, have heretofore been delivered to Blue Dolphin.

5.6 Authority; Non-Contravention; Approvals.

(a) Each Lazarus Entity has full company power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been approved by the managers of each Lazarus Entity, and no other company proceedings on the part of any Lazarus Entity, are necessary to authorize the execution and delivery of this Agreement or the consummation by the Lazarus Entities of any of the Transactions. This Agreement has been duly executed and delivered by each Lazarus Entity, and, assuming the due authorization, execution and delivery hereof by Blue Dolphin, constitutes a valid and legally binding agreement of each Lazarus Entity enforceable against each Lazarus Entity in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(b) Except as set forth in the Lazarus Disclosure Schedule, the execution and delivery of this Agreement by each Lazarus Entity and the consummation by each Lazarus Entity of the Transactions do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Lazarus Entity under any of the terms, conditions or provisions of (i) the organizational documents of any Lazarus Entity, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to any Lazarus Entity or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which any Lazarus Entity is now a party or by which any Lazarus Entity or any of their respective properties or assets may be bound or affected.

(c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by any Lazarus Entity or the consummation by any Lazarus Entity of the Transactions.

5.7 Reports and Financial Statements. LEH has furnished Blue Dolphin with unaudited and consolidated balance sheets, income statements and statements of cash flows for LE as of and for the period ended December 31, 2008, December 31, 2009, and December 31, 2010, and unaudited and consolidated balance sheet and income statement as of and for the for the five month period ending May 31, 2011 (collectively, the “Lazarus Financial Statements”), which are attached as Exhibit 5.7. The Lazarus Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and result of operations of each Lazarus Entity.

5.8 Absence of Undisclosed Liabilities. Except as disclosed in the Lazarus Disclosure Schedule, no Lazarus Entity is subject to Liabilities, except Liabilities which are provided for in the Lazarus Financial Statements.

5.9 Absence of Certain Changes or Events. Except as disclosed in Lazarus Disclosure Schedule, since January 1, 2009 the business of each Lazarus Entity has been conducted in the ordinary course of business

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consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect with respect to any Lazarus Entity. The Kissick Debt is held by John Kissick as of the date of this Agreement and has a balance of $1,983,152.89 as of the date of this Agreement.

5.10 Title to and Condition of Assets.

(a) LE has good and indefeasible title to the Assigned Assets, free and clear of any Liens, except for Permitted Liens. The Assigned Assets are in adequate condition for their intended use, after the performance of start up and refurbishment procedures, the potential scope of which has been discussed and investigated by the Parties. The Assigned Assets constitute all of the properties necessary for LE to conduct its business as now conducted.

(b) LTRII has good and indefeasible title to the Longview Assets, free and clear of any Liens, except for Permitted Liens. The Longview Assets are in adequate condition for their intended use. The Longview Assets constitute all of the properties necessary for LTRII to conduct its business as now conducted.

(c) LLRII has good and indefeasible title to the Mermentau Assets, free and clear of any Liens, except for Permitted Liens. The Mermentau Assets are in adequate condition for their intended use. The Mermentau Assets constitute all of the properties necessary for LLRII to conduct its business as now conducted.

(d) LED has good and indefeasible title to the Nixon Additional Tract, free and clear of any Liens, except for Permitted Liens.

5.11 Employees. The only Lazarus Entity which has employees is LEH.

5.12 Litigation. There are no claims, suits, actions, or proceedings pending or, to the Knowledge of each Lazarus Entity, threatened against or relating to any Lazarus Entity, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. To the Knowledge of each Lazarus Entity, there are no state of facts, events, conditions, or occurrences which would properly constitute grounds for or the basis of any material claim, suit, action, or proceeding against or relating to any Lazarus Entity. Except as set forth in the Lazarus Disclosure Schedule, no Lazarus Entity is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

5.13 No Violation of Law. No Lazarus Entity is in violation of and no Lazarus Entity has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority. Except as disclosed in the Lazarus Disclosure Schedule, as of the date of this Agreement, to the Knowledge of each Lazarus Entity, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Lazarus Entities have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, “Permits”) and no Lazarus Entity is in violation of the terms thereof.

5.14 Insurance Policies. No Lazarus Entity has received notice from any current insurance carrier of the intention of such carrier (a) to discontinue any material insurance coverage afforded to the Lazarus Entity; or (b) to materially increase the premium costs of such insurance. The types of insurance policies maintained by the

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Lazarus Entities and the coverage afforded by such policies with respect to the operations of each Lazarus Entity are, in the opinion of the Lazarus Entities, reasonable in light of the nature of the businesses conducted and the risks associated with such businesses.

5.15 Taxes. All returns and reports, including, without limitation, information and withholding returns and reports and any schedules and attachments thereto or any amendments of any of the foregoing (“Tax Returns”), of or relating to any Taxes, that are required to be filed on or before the date hereof by or with respect to any Lazarus Entity have been duly and timely filed. All such Tax Returns were correct and complete in all material respects and all the Taxes, including interest and penalties, owed by any Lazarus Entity have been timely paid. There are no pending Tax audits by U.S. tax authorities with respect to Tax Returns of any Lazarus Entity. The Lazarus Entities have made all deposits (including estimated tax payments for taxable years for which the federal income tax return is not yet due) required with respect to Taxes.

5.16 Environmental Matters.

(a) Except as set forth in the Lazarus Disclosure Schedule:

(i) No notice, demand, request for information, citation, summons or order has been received by, no complaint has been served on, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of each Lazarus Entity, is threatened by any governmental entity or other Person against any Lazarus Entity or any predecessor of any Lazarus Entity, relating to or arising out of any Lazarus Environmental Laws (as defined below);

(ii) Each Lazarus Entity is and has been in material compliance with all Lazarus Environmental Laws and Lazarus Environmental Permits (as defined below), and, to the Knowledge of each Lazarus Entity, any predecessor of any Lazarus Entity was in material compliance with all Lazarus Environmental Laws and Lazarus Environmental Permits; or

(iii) No Lazarus Entity has, and to the Knowledge of each Lazarus Entity, no predecessor of any Lazarus Entity, has, entered into any obligation, Liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Lazarus Environmental Laws and to the Knowledge of each Lazarus Entity, there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such obligation, Liability, order, settlement, judgment, injunction or decree.

(b) For purposes of this Agreement, (i) “Lazarus Environmental Laws” means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority (as defined in 5.16(b)(ii) below) relating to the protection of the environment or protection of human health from exposure to hazardous materials that is currently in effect in any jurisdiction in which any Lazarus Entity owns property or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, (ii) the term “Governmental Authority” includes the United States of America, as well as any other jurisdiction or state, county, city and political subdivisions in which any Lazarus Entity owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over any Lazarus Entity pursuant to Lazarus

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Environmental Laws, and (iii) “Lazarus Environmental Permits” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any facility or operation of any Lazarus Entity to comply with requirements of Lazarus Environmental Laws.

5.17 Material Contracts and Relationships. The Lazarus Disclosure Schedule lists all Contracts, undertakings or understandings to which any Lazarus Entity is a party which relate to the Assigned Assets and which require an expenditure or expenditures by any Lazarus Entity in excess of $25,000 or more (except for purchase and sale orders incurred in the ordinary course of business consistent with past practices for amounts less than $200,000) or are otherwise material to any Lazarus Entity, including but not limited to service agreements, purchase or sale agreements, supply agreements, distribution or distributor agreements, real estate leases, purchase orders, customer orders and equipment rental agreements (the “Lazarus Operating Agreements”). Each Lazarus Operating Agreement is a valid, binding and enforceable agreement of the Lazarus Entity and, to the Knowledge of the Lazarus Entity, the other parties thereto. There has not occurred any breach or default under any Lazarus Operating Agreement on the part of any of the Lazarus Entities or, to the Knowledge of the Lazarus Entities, any other parties thereto. No event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Lazarus Operating Agreement on the part of any of the Lazarus Entities, or, to the Knowledge of the Lazarus Entities, any of the other parties thereto. There is no dispute between the parties to any Lazarus Operating Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Lazarus Operating Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Lazarus Operating Agreement.

5.18 Brokers and Finders. Except as set forth on the Lazarus Disclosure Schedule, (i) no Lazarus Entity has entered into any Contract, arrangement or understanding with any Person or firm which may result in the obligation of any Lazarus Entity to pay any finder’s fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby; and (ii) there is no claim for payment by any Lazarus Entity of any investment banking fees, finder’s fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.19 Third Party Consents. The Lazarus Entities have obtained and provided to Blue Dolphin written evidence of any consent agreed to be granted by any third party to waive any term or condition set forth in any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which any Lazarus Entity is a party or by which any Lazarus Entity or any of their respective properties or assets may be bound or affected that is violated by the consummation of any transaction contemplated in this Agreement.

5.20 Disclosure. No representation or warranty of any Lazarus Entity set forth hereunder or in the schedules attached hereto or in any certificate delivered pursuant hereto contains any untrue statement of the material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES

OF BLUE DOLPHIN

Blue Dolphin represents and warrants to the Lazarus Entities as follows:

6.1. Organization. Blue Dolphin is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

6.2. Capitalization. As of the date of this Agreement, the authorized capital stock of Blue Dolphin consisted of 100,000,000 shares of Blue Dolphin Common Stock and 2,500,000 shares of preferred stock, par value $.10 per share (“Blue Dolphin Preferred Stock”). As of March 23, 2011, (i) 2,086,746 shares of Blue Dolphin Common Stock were issued and outstanding, all of which were validly issued and are fully paid, duly authorized, non-assessable and free of preemptive rights, (ii) no shares of Blue Dolphin Preferred Stock were issued and outstanding, and (iii) no shares of Blue Dolphin Common Stock or Blue Dolphin Preferred Stock were held in the treasury of Blue Dolphin.

6.3. Authority; Non-Contravention; Approvals.

(a) Blue Dolphin has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Blue Dolphin, and, assuming the due authorization, execution and delivery hereof by the Lazarus Entities, constitutes a valid and legally binding agreement of Blue Dolphin enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(b) The execution and delivery of this Agreement by Blue Dolphin and the consummation by Blue Dolphin of the Transactions do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Blue Dolphin under any of the terms, conditions or provisions of (i) the charter or bylaws of Blue Dolphin, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Blue Dolphin or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Blue Dolphin is now a party or by which Blue Dolphin or any of its properties or assets may be bound or affected.

6.4. Reports and Financial Statements.

(a) Blue Dolphin has filed with the Securities and Exchange Commission (the “SEC”) all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

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(b) Blue Dolphin has previously made available or delivered to LEH copies of all reports, including annual, quarterly and current reports, or registration statements filed by Blue Dolphin with the SEC including but not limited to the Form 10-K and Form 10-K/A with respect to the period ending December 31, 2010 and Form 10-Q for the period ending March 31, 2011 (“SEC Reports”); the Financial Statements set forth in the SEC Reports are herein collectively referred to as the “Blue Dolphin Financial Statements.”

(c) As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.5 Absence of Undisclosed Liabilities. Except as disclosed in the Blue Dolphin Disclosure Schedule, Blue Dolphin is subject to no Liabilities, except Liabilities which are provided for in the Blue Dolphin Financial Statements.

6.6 Absence of Certain Changes or Events. Except as disclosed in the Blue Dolphin Disclosure Schedule, since January 1, 2010 the business of Blue Dolphin has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect with respect to Blue Dolphin.

6.7 Employees. As of the date of this Agreement, Blue Dolphin has approximately 5 employees.

6.8 Litigation. There are no claims, suits, actions, or proceedings pending or, to the Knowledge of Blue Dolphin, threatened against or relating to Blue Dolphin, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. To the Knowledge of Blue Dolphin, there are no state of facts, events, conditions, or occurrences which would properly constitute grounds for or the basis of any material claim, suit, action, or proceeding against or relating to Blue Dolphin. Except as set forth in the Blue Dolphin Disclosure Schedule, Blue Dolphin is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

6.9 No Violation of Law. Blue Dolphin is not in violation of and Blue Dolphin has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority. Except as disclosed in the Blue Dolphin Disclosure Schedule, as of the date of this Agreement, to the Knowledge of Blue Dolphin, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. Blue Dolphin has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and is not in violation of any of the terms thereof.

6.10 Insurance Policies. Blue Dolphin has not received notice from any current insurance carrier of the intention of such carrier (a) to discontinue any material insurance coverage afforded to Blue Dolphin; or (b) to materially increase the premium costs of such insurance. The types of insurance policies maintained by Blue Dolphin and the coverage afforded by such policies with respect to the operations of Blue Dolphin are, in the opinion of Blue Dolphin, reasonable in light of the nature of the businesses conducted and the risks associated with such businesses.

6.11 Taxes. All returns and reports, including, without limitation, information and withholding returns and reports and any schedules and attachments thereto or any amendments of any of the foregoing (“Tax Returns”), of or relating to any Taxes, that are required to be filed on or before the date hereof by or with respect

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to Blue Dolphin have been duly and timely filed. All such Tax Returns were correct and complete in all material respects and all the Taxes, including interest and penalties, owed by Blue Dolphin have been timely paid. There are no pending Tax audits by U.S. tax authorities with respect to any Tax Returns of Blue Dolphin. Blue Dolphin has made all deposits (including estimated tax payments for taxable years for which the federal income tax return is not yet due) required with respect to Taxes.

6.12 Environmental Matters.

(a) Except as set forth in the Blue Dolphin Disclosure Schedule:

(i) No notice, demand, request for information, citation, summons or order has been received by, no complaint has been served on, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Blue Dolphin, is threatened by any governmental entity or other Person against Blue Dolphin or any predecessor of Blue Dolphin, relating to or arising out of any Blue Dolphin Environmental Laws (as defined below);

(ii) Blue Dolphin is and has been in material compliance with all Blue Dolphin Environmental Laws and Blue Dolphin Environmental Permits (as defined below), and, to the Knowledge of Blue Dolphin, any predecessor of Blue Dolphin was in material compliance with all Blue Dolphin Environmental Laws and Blue Dolphin Environmental Permits; or

(iii) Blue Dolphin has not, and to the Knowledge of Blue Dolphin, no predecessor of Blue Dolphin, has, entered into any obligation, Liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Blue Dolphin Environmental Law and to the Knowledge of Blue Dolphin, there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such obligation, Liability, order, settlement, judgment, injunction or decree.

(b) For purposes of this Agreement, (i) “Blue Dolphin Environmental Laws” means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority (as defined in Section 6.12(b)(ii) below) relating to the protection of the environment or protection of human health from exposure to hazardous materials that is currently in effect in any jurisdiction in which Blue Dolphin owns property or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, (ii) the term “Governmental Authority” includes the United States of America, as well as any other jurisdiction or state, county, city and political subdivisions in which Blue Dolphin owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over Blue Dolphin pursuant to Blue Dolphin Environmental Laws, and (iii) “Blue Dolphin Environmental Permits” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any facility or operation of Blue Dolphin to comply with requirements of Blue Dolphin Environmental Laws.

6.13 Material Contracts and Relationships. The Blue Dolphin Disclosure Schedule lists all Contracts, undertakings or understandings to which Blue Dolphin is a party which require an expenditure or expenditures by

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Blue Dolphin in excess of $25,000 or more (except for purchase and sale orders incurred in the ordinary course of business consistent with past practices for amounts less than $200,000) or are otherwise material to Blue Dolphin, including but not limited to service agreements, purchase or sale agreements, supply agreements, distribution or distributor agreements, real estate leases, purchase orders, customer orders and equipment rental agreements (the “Blue Dolphin Operating Agreements”). Each Blue Dolphin Operating Agreement is a valid, binding and enforceable agreement of Blue Dolphin and, to the Knowledge of Blue Dolphin, the other parties thereto. There has not occurred any breach or default under any Blue Dolphin Operating Agreement on the part of Blue Dolphin or, to the Knowledge of Blue Dolphin, any other parties thereto. No event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Blue Dolphin Operating Agreement on the part of Blue Dolphin, or, to the Knowledge of Blue Dolphin, any of the other parties thereto. There is no dispute between the parties to any Blue Dolphin Operating Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Blue Dolphin Operating Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Blue Dolphin Operating Agreement.

ARTICLE VII

COVENANTS

7.1 Restrictions. Without limiting Blue Dolphin’s other rights in this Agreement, if the transfer of any instrument, contract, license, lease, Permit, or other document to Blue Dolphin hereunder shall require the consent of any party thereto other than the Lazarus Entities, then this Agreement shall not constitute an agreement to assign the same, and such item shall not be assigned to or assumed by Blue Dolphin at the Closing, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder. In such case, the Lazarus Entities and Blue Dolphin shall cooperate and each shall use commercially reasonable efforts to obtain such consents to the extent required of such other parties and, when any such consents are obtained, to transfer the applicable instrument, contract, license, lease, Permit, or other document to Blue Dolphin. If any such consent cannot be obtained, the Lazarus Entities shall cooperate in any commercially reasonable arrangement requested by Blue Dolphin to obtain for Blue Dolphin all benefits, privileges, obligations and privileges of the applicable instrument, contract, license, lease, Permit, or other document, or such other arrangements as would allow the operation and maintenance of the Assigned Assets in essentially the same manner as they were operated and maintained prior to Closing.

7.2 Permits. The Lazarus Entities and Blue Dolphin agree to keep in force and effect and to cooperate with each other to make application for assignment of existing Permits of the Lazarus Entities and the Lazarus Environmental Permits (effective with the conveyance of the Interest to Blue Dolphin) or the issuance of new Permits and Lazarus Environmental Permits subsequent to the conveyance of the Interest, and indirectly the Assigned Assets, to Blue Dolphin.

7.3 Consents and Conditions. Each of the Parties will use its commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of governmental authorities and any other third parties that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and to otherwise to satisfy the conditions to Closing set forth herein, and will cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary or advisable for the performance of their respective obligations pursuant to this Agreement.

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7.4 Allocation of Taxes.

(a) Any sales, use, documentary, recording, stamp, transfer, or similar Taxes that arise from and are due and payable as a consequence of the sale of the Interest, and indirectly the Assigned Assets, shall be paid, at the Closing, by Blue Dolphin to the Lazarus Entities, who shall timely remit such Taxes to the proper taxing jurisdictions. In the event that any taxing jurisdiction determines that the Tax paid is deficient, the deficient Tax due shall be paid by Blue Dolphin and any associated interest and penalties shall be paid by LEH. In the event that Blue Dolphin believes that the transactions contemplated by this Agreement are exempt from such Taxes, Blue Dolphin shall deliver to the Lazarus Entities at closing an exemption certificate. The provisions of this Section 7.4 shall not apply to the franchise taxes imposed by jurisdiction, regardless of how determined (including but not limited to any Tax based on gross margin such as the Texas franchise tax), the liability for which shall remain with the entity on which such tax is imposed.

(b) Any sales, use, gross receipts, documentary, recording, stamp, transfer, or similar Taxes that are due and payable as a consequence of ownership and operation of the Assigned Assets prior to the date of Closing shall be the responsibility of LEH.

(c) All ad valorem, property and similar Taxes and any other Taxes not encompassed by Sections 7.4(a) or (b) for the then current year relating to the Assigned Assets shall be prorated as of the Closing between LEH and Blue Dolphin. If the Closing shall occur before the actual taxes for the then current year are known, the apportionment of Taxes shall be upon the basis of Taxes for the Assigned Assets for the immediately preceding year, provided that, if the Taxes for the current year are thereafter determined to be more or less than the Taxes for the preceding year (after any appeal of the assessed valuation thereof is concluded), LEH and Blue Dolphin promptly shall adjust the proration of such Taxes based on actual Taxes paid with respect to the current year, and LEH or Blue Dolphin, as the case may be, shall pay to the other any amount required as a result of such adjustment. All special Taxes or assessments prior to the end of the calendar year of Closing shall be prorated as set forth above.

(d) LEH will be entitled to any refunds or credits of Taxes paid with respect to the Assigned Assets to the extent attributable to the period ending prior to or on the Closing Date. Blue Dolphin will be entitled to any refunds or credits of Taxes paid with respect to the Assigned Assets to the extent attributable to the period after the Closing Date.

(e) LEH shall be responsible for the preparation and filing of any tax returns that are required to be filed and the payment of any Tax related to the Lazarus Entities for taxable periods ending prior to or on the Closing Date. Blue Dolphin shall be responsible for the preparation and filing of all Tax Returns and the payment of any Tax related to LE that are required to be filed for taxable periods beginning after the Closing Date.

(f) The Lazarus Entities shall comply with the requirements of Section 1445 of the Internal Revenue Code by executing and delivering Non-foreign Affidavits, in the form and substance as set out in Exhibit 7.4(f), to Blue Dolphin. Blue Dolphin shall not impose withholding under Section 1445 of the Internal Revenue Code on payments pursuant to this Agreement.

7.5 Records: Access and Retention. As soon as reasonably possible after the completion of the accounting cycle for the period up to but excluding the Closing Date, the Lazarus Entities will deliver to Blue Dolphin copies of files or, where the files relate exclusively to the Assigned Assets, the original files included in the books, records and files associated with the Assigned Assets (the “Records”), including without limitation property record files, maps, engineering reports, operating reports and data, and maintenance records dealing

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with the construction, operation and maintenance of the Assigned Assets. After Closing, Blue Dolphin shall give the Lazarus Entities and its authorized representatives such access, during normal business hours, to the Records, as may be reasonably required by the Lazarus Entities, provided that such access does not unreasonably interfere with the ongoing operations of Blue Dolphin. The Lazarus Entities shall be entitled to keep or obtain extracts and copies of such Records.

7.6 Stockholder Approval. Blue Dolphin will use its best reasonable efforts to obtain Stockholder Approval. LEH shall cooperate with all reasonable requests of Blue Dolphin with respect to obtaining Stockholder Approval, including but not limited to providing financial and other information reasonably requested by Blue Dolphin. Specifically, but not by way of limitation, LEH shall use its best efforts to provide Blue Dolphin with audited and consolidated balance sheets, income statements and statements of cash flows in accordance with GAAP for LE as of and for the period ended December 31, 2009 and December 31, 2010, and hereby consents to the inclusion of such financial statements and other information concerning the Lazarus Entities in the proxy statements and other documents distributed for the purposes of obtaining Stockholder Approval.

7.7 Additional Financing. LEH will use its best reasonable efforts to obtain the Additional Financing. Blue Dolphin shall cooperate with all reasonable requests of LEH with respect to obtaining the Additional Financing, including but not limited to providing financial and other information reasonably requested by LEH.

7.8 Employees. Jonathan Carroll and Jason Heuring will become full time employees of Blue Dolphin. Jason Heuring will start as of the date of this Agreement. Jonathan Carroll will be appointed President upon closing.

7.9 Funding of Expense. LEH will provide the cash needed to pay for all costs related to 7.8 until alternative financing becomes available.

7.10 Operation of the Assigned Assets Prior to the Closing Date. Subject to Section 7.12, between the date of this Agreement and the Closing Date, each of Blue Dolphin and the Lazarus Entities agree that:

(a) Subject to the provisions of applicable agreements, each of them shall continue to maintain, operate and administer their respective assets, or shall cause the assets to be maintained, operated and administered, in a good and workmanlike manner consistent with past practices and in substantial compliance with all applicable laws, and will refrain from entering into any transaction or contract relating directly to any of their respective assets other than in the ordinary course of business.

(b) Without the prior written approval of other Parties, such Party shall not:

(i) Enter into any agreement to sell, transfer, encumber or dispose of any part of the assets;

(ii) Modify or amend any material agreement;

(iii) Make any material change to any of the their respective assets; or

(iv) Issue any shareholder interests, or options or rights to acquire the same, other than pursuant to existing stock incentive or stock options plans of Blue Dolphin.

7.11 Certain Permitted Transactions. Notwithstanding Section 7.10, Blue Dolphin shall be permitted to: (i) issue (subject to the terms of Section 3.5) in a private placement securities in the form of Blue Dolphin Common Stock, securities which may be converted into Blue Dolphin Common Stock, or securities which

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represent the right to acquire shares of Blue Dolphin Common Stock, which together represent no more than 700,000 shares of Blue Dolphin Common Stock, and/or (ii) sell its interest in the shore facility and Bucaneer Pipeline for a price which at least equals $3.700,000.

7.12 Risk of Loss of the Assigned Assets; Casualty Loss. The risk of Loss to the Assigned Assets shall remain on LEH and LE until the Closing Date.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF BLUE DOLPHIN

The obligations of Blue Dolphin to consummate the Transactions are subject, at the option of Blue Dolphin, to the following conditions:

8.1 Representations. The representations and warranties of each Lazarus Entity provided for in Article V shall be made again at Closing and shall be true and correct in all material respects on the Closing Date. Blue Dolphin shall have received a certificate of LEH, executed on its behalf by its managing member or directors, dated the Closing Date, certifying to such effect.

8.2 Performance. LEH shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

8.3 Pending Matters. No suit, action or other proceeding shall be pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the Transactions.

8.4 Closing Documents. All agreements, documents and instruments contemplated under this Agreement to be executed and delivered by a Lazarus Entity shall have been duly executed by that Lazarus Entity and shall be ready for delivery concurrently with the consummation of the transaction contemplated by this Agreement.

8.5 Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect with respect to any Lazarus Entity shall have occurred and be continuing.

8.6 Financing. LEH shall have obtained the Additional Financing on behalf of LE.

8.7 Stockholder Approval. Stockholder Approval shall have been obtained.

8.8 Liens. LEH shall have caused all Liens against any of the Acquired Assets, other than Permitted Liens, to have been released.

8.9 Kissick Debt. The Kissick Debt shall have been amended to provide for the following terms: an interest rate of no more than 6%, monthly payments commencing upon the Nixon Refinery becoming operational, with such payments calculated to provide for a one year amortization from the date of first payment (approximate amount of $165,262), provided that such payments will not exceed 10% of the payments to be made with respect to the Additional Financing.

8.10 Adjustments to Liabilities. The liabilities and obligations of LE shall have been modified and amended so that the adjustments provided for on the page included in Exhibit 5.7 which is entitled “Comparative Balance Sheets” under the column “Adjs at BDCO Closing” would be accurate and appropriate.

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ARTICLE IX

CONDITIONS TO OBLIGATIONS OF LEH

The obligations of LEH to consummate the Transactions are subject, at the option of LEH, to the following conditions:

9.1 Representations. The representations and warranties of Blue Dolphin provided for in Article VI shall be made again at Closing and shall be true and correct in all material respects on the Closing Date. LEH shall have received a certificate of Blue Dolphin, executed on its behalf by its Chief Executive Officer, dated the Closing Date, certifying to such effect.

9.2 Performance. Blue Dolphin shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

9.3 Pending Matters. No suit, action or other proceeding shall be pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the Transactions.

9.4 Closing Documents. All agreements, documents and instruments contemplated under this Agreement to be executed and delivered by the Blue Dolphin Entities shall have been duly executed by the Blue Dolphin Entities and shall be ready for delivery concurrently with the consummation of the transactions contemplated by this Agreement.

9.5 Material Adverse Effect. Since the date of the execution of this Agreement, no Material Adverse Effect with respect to any of the Blue Dolphin Entities shall have occurred and be continuing.

9.6 Stockholder Approval. Stockholder Approval shall have been obtained.

ARTICLE X

TERMINATION

10.1 Termination at or Prior to Closing.

(a) The occurrence of the following events prior to Closing, notwithstanding the reasonable efforts of the Party asserting a termination to avoid the event and to fulfill the conditions to Closing in its control, shall be a “Termination Event”:

(i) an election to terminate this Agreement at any time on or prior to the Closing Date by mutual written consent of the Parties; or

(ii) either Lazarus or BDEC may elect to terminate this Agreement by written notice to the other Party if the Closing has not occurred on or before the date which is three months after the date of this Agreement, unless such failure is caused by the breach of the terminating Party or its Affiliates.

(b) Upon occurrence of a Termination Event, this Agreement shall terminate effective on the date stated in the notice or written agreement.

10.2 Effect of Termination. In the event that Closing does not occur as a result of either Party exercising its right to terminate pursuant to Section 10.1, then neither Party shall have any further rights or obligations under this Agreement, except the liability of a Party for a breach of the terms hereof, which shall survive any such termination.

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ARTICLE XI

OPTIONS

11.1 Option of Blue Dolphin. Blue Dolphin is hereby granted the following purchase options (the “Blue Dolphin Options”), each of which shall be exercisable during the three month period beginning on the Date of this agreement by written notice from Blue Dolphin to LEH:

(a) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LTRII from LEH or (ii) the ownership of the Longview Assets from LTRII;

(b) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LLRII from LEH or (ii) the ownership of the Mermentau Assets from LLRII (the “Mermentau Option”); and/or

(c) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LED from LEH, or (i) the ownership of the Nixon Additional Tract.

11.2 Operations Prior to Option Exercise. So long as a Blue Dolphin Option remains exercisable, and after the exercise of a Blue Dolphin Option but prior to the respective closing of the Blue Dolphin Option, no Lazarus Entity will take any action, or omit to take any action, if by reason of such action or inaction any of the representations and warranties set forth in Article V which are material to the value of the asset subject to such Blue Dolphin Option shall become untrue or inaccurate (an “Applicable Representation”).

11.3 Purchase Price. The purchase price payable with respect to the exercise of a Blue Dolphin Option shall be the assumption of the responsibility for and economic burden of the Liabilities relating to the respective asset(s) subject to such Blue Dolphin Option as set forth in Exhibit 11.3. LEH agrees that at the closing of the exercise of a Blue Dolphin Option, it will deliver good and marketable title to the asset being purchased, free and clear of any Liens, other than Permitted Liens, and, in the case of the acquisition of a membership interest, it will also deliver good and marketable title to the assets owned by the respective Lazarus Entity, free and clear of any Liens, other than Permitted Liens.

11.4 Disposal Well Option. If Blue Dolphin does not exercise the Mermentau Option, then, commencing on the date of the expiration of the Mermentau Option and continuing for six months thereafter, LEH shall have the option to acquire the Disposal Well for a purchase price of $130,000 which shall be exercisable by written notice from LEH to Blue Dolphin. Blue Dolphin agrees that at the closing of the exercise of such option, it will deliver good and marketable title to Disposal Well, free and clear of any Liens, other than Permitted Liens.

11.5 Closings. The closing of the exercise of any option provided for in this Article 11 shall occur promptly after the exercise of an option. The Parties will execute such documents as are reasonably required to consummate such transaction. At the closing of a Blue Dolphin Option, LEH will deliver to Blue Dolphin a certificate confirming the accuracy as of the date of closing of the all representations set forth in Article V which are Applicable Representations with respect to the asset being purchased.

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ARTICLE XII

INDEMNIFICATION

12.1 Permitted Indebtedness. As of the Closing Date and subject to the Lazarus Entities’ indemnification obligation set forth in Section 12.3 and as otherwise provided herein, Blue Dolphin shall acquire ownership of the Interest, and accordingly indirect ownership of the Assigned Assets, subject to the Permitted Indebtedness of the Lazarus Entities.

12.2 Indemnification By Blue Dolphin. Blue Dolphin shall indemnify, release, defend, and hold harmless the Lazarus Entities, and their respective officers, directors, employees, agents, representatives, Affiliates, subsidiaries, contractors, subcontractors, successors and assigns (collectively, the “Lazarus Entities Indemnitees”) from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Lazarus Entities Indemnitees as a result of, or arising out of: (a) the breach of any of the representations, warranties, covenants or agreements of Blue Dolphin contained in this Agreement, (b) the Permitted Indebtedness of the Lazarus Entities as of the Closing Date, and (c) any liability for taxes (including interest, penalties or fines related thereto) the responsibility for payment of which was assumed by Blue Dolphin pursuant to Section 7.4. The maximum liability of Blue Dolphin pursuant to this Section 8.2 shall equal to the total value of the BDEC Shares as of the Closing Date. Blue Dolphin shall have no liability pursuant to this Section 12.2 with respect to any claims brought subsequent to the first anniversary of Closing Date.

12.3 Indemnification By LEH. LEH shall indemnify, defend and hold harmless Blue Dolphin and its Affiliates, and their respective officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the “Blue Dolphin Indemnitees”) from and against all Losses asserted against, resulting from, imposed upon or incurred by any of the Blue Dolphin Indemnitees as a result of, or arising out of, (a) the breach of any of the representations, warranties, covenants or agreements of any of the Lazarus Entities contained in this Agreement, (b) any liability for Taxes (including interest, penalties or fines related thereto) related to the Assigned Assets the responsibility for payment of which was assumed by LEH pursuant to Section 7.4 above, and (c) all liabilities, duties, and obligations of every kind whatsoever relative to ownership, operation, occupancy, condition or use of the Assigned Assets before the Closing Date, other than the Permitted Indebtedness of LEH as of the Closing Date. The maximum aggregate liability of LEH pursuant to this Section 12.3 shall equal to the total value of the BDEC Shares as of the Closing Date. LEH shall have no liability pursuant to this Section 12.3 with respect to any claims brought subsequent to the first anniversary of Closing Date.

12.4 Notice of Asserted Liability, Opportunity to Defend. All claims for indemnification under Sections 12.2 and 12.3 shall be asserted and resolved pursuant to this Section 12.4. Any Person claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and any Person against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party’s ability to defend against the Losses is not prejudiced. The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Indemnified Party’s notice of any such third party claim (the “Notice Period”) to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior

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to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

12.5 Exclusive Remedy. As between the Blue Dolphin Indemnitees and the Lazarus Entities Indemnitees the rights and obligations set forth in this Agreement, and the related agreements, instruments, and certificates executed in connection herewith, will be the exclusive rights and obligations with respect to the transactions provided for herein or contemplated hereby or thereby, it being understood and agreed between the Lazarus Entities and Blue Dolphin that all rights and obligations between the Lazarus Entities and its Affiliates on the one hand and Blue Dolphin and its Affiliates on the other hand shall be governed by this Agreement, and the related agreements, instruments and certificates executed in connection herewith.

12.6 NEGLIGENCE AND STRICT LIABILITY WAIVER. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, THE LAZARUS ENTITIES INDEMNITEES AND/OR THE BLUE DOLPHIN INDEMNITEES SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATIONS IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW BY THE LAZARUS ENTITY INDEMNITEES OR BY THE BLUE DOLPHIN INDEMNITEES. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

ARTICLE XIII

MISCELLANEOUS

13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.2 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party hereto. Without limiting the generality of the foregoing, Blue Dolphin will be solely responsible for all recording fees and taxes associated with the recordation of documents relating to the conveyances to be delivered pursuant hereto.

13.3 No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties

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PURCHASE AND SALE AGREEMENT

that this Agreement shall not be construed as a third party beneficiary contract; provided, however, that the indemnification provisions in Article XII shall inure to the benefit of the Blue Dolphin Indemnitees and the Lazarus Entities Indemnitees as provided herein.

13.4 Waiver. Except as expressly provided in this Agreement, neither the failure nor any delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the Party against who it is sought to be enforced.

13.5 Entire Agreement; Amendment. This Agreement, the Schedules and Exhibits hereto, each of which is deemed to be a part hereof, and any agreements, instruments or documents executed and delivered by the Parties pursuant to this Agreement, constitute the entire agreement and understanding between the Parties, and all previous undertakings, negotiations and agreements between the Parties regarding the subject matter hereof are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Blue Dolphin and the Lazarus Entities.

13.6 Notices. Unless otherwise provided, any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such Party set forth below. Any such notice shall be effective upon receipt or three (3) days after placed in the mail, whichever is earlier.

If to Blue Dolphin: By Mail or Hand Delivery: 801 Travis Street, Suite 2100 Houston, Texas 77002 Attention: Ivar Siem Fax: (713) 227-7626 Phone: (713) 568-4725	If to the Lazarus Entities: By Mail or Hand Delivery: 801 Travis Street, Suite 2100 Houston, Texas 77002 Attention: Jonathan P. Carroll Fax: (713) 850-0520 Phone: (713) 850-0500

Either Party may change its address for purposes of this Agreement by providing notice to the other Party pursuant to this paragraph.

13.7 No Assignment. This Agreement shall not be assigned or transferred in any way whatsoever by any Party hereto except with prior written consent of the other Parties hereto, which consent will not be unreasonably withheld, and any assignment or attempted assignment without such consent shall have no force or effect. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their permitted successors and assigns.

13.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted. If any provision is inapplicable to any Person or circumstances, it shall, nevertheless, remain applicable to all other Persons and circumstances.

13.9 Publicity. The Lazarus Entities and Blue Dolphin shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as

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PURCHASE AND SALE AGREEMENT

required by applicable law or the applicable rules or regulations of any governmental entity or stock exchange, no Party shall issue any such publicity or other release without the prior written consent of the other Parties, which shall not be unreasonably withheld.

13.10 Construction. Any section headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction or interpretation of this Agreement or any provisions thereof. No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting thereof.

13.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

13.12 Further Assurances. After the Closing Date, each Party hereto at the reasonable request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time, such further certificates, agreements of instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other Party hereto may reasonably request, to convey and deliver the Interest, and indirectly the Assigned Assets, to Blue Dolphin, to assure to the Lazarus Entities the obligations of Blue Dolphin with respect to the Permitted Indebtedness of the Lazarus Entities and to otherwise consummate or implement the transactions contemplated by this Agreement.

13.13 Registration Rights. At the request of LEH given within 6 months after Closing, Blue Dolphin and LEH will enter into a registration rights agreement in customary form providing for (i) up to two (2) demand registration rights with respect to the BDEC Shares provided that the value of the BDEC Shares offered thereby must be at least $10,000,000, and (ii) unlimited piggyback registration rights to issuances by Blue Dolphin of shares of Blue Dolphin Common Stock for cash.

13.14 Effectiveness of Blue Dolphin Execution. The execution of this Agreement by Blue Dolphin shall not be deemed effective until it has received confirmation of the written approval of AP Energy Partners LLC of the execution by the Lazarus Entities of this Agreement. If such confirmation is not received on or before 5:00 p. m. on July 14, 2011, this Agreement shall be null and void and shall be deemed to have no force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

LAZARUS ENERGY HOLDINGS, LLC, a
Delaware limited liability company

By:
Jonathan P. Carroll
Director / Manager

LAZARUS ENERGY, LLC, a
Delaware limited liability company,

By:
Jonathan P. Carroll
Director / Manager

LAZARUS LOUISIANA REFINERY II, LLC, a
Delaware limited liability company

By:
Jonathan P. Carroll
Director / Manager

LAZARUS TEXAS REFINERY II, LLC, a
Delaware limited liability company

By:
Jonathan P. Carroll
Director / Manager

LAZARUS ENVIRONMENTAL, LLC, a
Delaware limited liability company

By:
Jonathan P. Carroll
Director / Manager

LAZARUS ENERGY DEVELOPMENT, LLC, a
Delaware limited liability company

By:
Jonathan P. Carroll
Director / Manager

BLUE DOLPHIN ENERGY COMPANY, a
Delaware corporation

By:
Ivar Siem
Chief Executive Officer

EXHIBIT C

PURCHASE AND SALE AGREEMENT

Table of Schedules and Exhibits

to

Purchase and Sale Agreement

Schedules

Lazarus Disclosure Schedule

Blue Dolphin Disclosure Schedule

Exhibits

Exhibit 1	Disposal Well

Exhibit 2	Longview Assets

Exhibit 3	Mermentau Assets

Exhibit 3.6	Director Candidates

Exhibit 4	Nixon Additional Tract

Exhibit 5	Nixon Refinery

Exhibit 5.7	Lazarus Financial Statements

Exhibit 11.3	Liabilities relating to Assets subject to Options

Remainder of Page Intentionally Left Blank

EXHIBIT D

HISTORICAL FINANCIAL INFORMATION

Index

Blue Dolphin Energy Company (“Blue Dolphin”)

• Historical Blue Dolphin Condensed Consolidated Balance Sheets at September 30, 2011 and at December 31, 2010 and 2009	D-2

• Historical Blue Dolphin Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2011 and the Years Ended December 31, 2010 and 2009	D-3

Lazarus Energy, LLC (“LE”)

• Historical LE Balance Sheets at September 30, 2011 and at December 31, 2010 and 2009	D-4

• Historical LE Statements of Operations for the Nine Months Ended September 30, 2011 and the Years Ended December 31, 2010 and 2009	D-5

• Notes to Historical LE Financial Statements as of and for the Nine Months Ended September 30, 2011 (Unaudited) and as of and for the Years Ended December 31, 2010 and 2009 (Audited)	D-6

Remainder of Page Intentionally Left Blank

EXHIBIT D

HISTORICAL BLUE DOLPHIN

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31,
		2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,643,508	$625,854	$1,016,483
Accounts receivable, net of allowance for doubtful accounts	716,750	598,391	428,124
Prepaid expenses and other current assets	83,163	213,071	359,850

Total current assets	3,443,421	1,437,316	1,804,457
Property and equipment, at cost:
Oil and gas properties (full-cost method)	2,377,041	2,222,535	1,086,733
Pipelines	4,342,480	4,659,686	4,659,686
Onshore separation and handling facilities	1,344,455	1,919,402	1,919,402
Land	473,225	860,275	860,275
Other property and equipment	557,374	503,813	302,813

	9,094,575	10,165,711	8,828,909
Less: accumulated depletion, depreciation and amortization	(5,233,243)	5,630,730	5,011,401

Total property and equipment, net	3,861,332	4,534,981	3,817,508
Other assets	9,463	9,463	9,463

TOTAL ASSETS	$7,314,216	$5,981,760	$5,631,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$463,094	$543,327	$372,275
Note payable	—	124,936	173,479
Asset retirement obligations, current portion	138,538	192,470	—
Accrued expenses and other current liabilities	39,598	2,142	8,136
Other long-term liabilities, current portion	—	—	25,996

Total current liabilities	641,230	862,875	579,886
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	2,351,975	2,535,386	2,262,018

TOTAL LIABILITIES	2,993,205	3,398,261	2,841,904

STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value)	20,984	20,785	16,967
Additional paid in capital	33,753,061	33,693,260	32,880,208
Accumulated deficit	(29,453,034)	(31,130,546)	(30,107,651)
Total stockholders’ equity	4,321,011	2,583,499	2,789,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,314,216	$5,981,760	$5,631,428

See notes to condensed consolidated financial statements in Blue Dolphin’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and its Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 2010.

EXHIBIT D

HISTORICAL BLUE DOLPHIN

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2011	Years Ended December 31,
		2010	2009
	(Unaudited)
REVENUE FROM OPERATIONS
Pipeline operations	$829,011	$1,878,886	$1,866,971
Oil and gas sales	1,004,148	862,685	125,977

Total revenue from operations	1,833,159	2,741,571	1,992,948
COST OF OPERATIONS
Pipeline operating expenses	999,297	1,098,597	1,515,362
Lease operating expenses	816,718	673,768	95,141
Depletion, depreciation and amortization	406,891	619,329	517,342
Impairment of oil and gas properties	—	—	203,110
Allowance for doubtful loan receivable	—	—	1,500,000
Recovery of allowance for doubtful loan receivable	—	(201,000)	—
General and administrative expenses	1,116,203	1,481,563	2,194,878
Accretion expense	98,884	119,994	110,843

Total cost of operations	3,437,993	3,792,251	6,136,676
Gain on sale of property and equipment	3,267,070	—	—

Income (loss) from operations	1,662,236	(1,050,680)	(4,143,728)
OTHER INCOME (EXPENSE)
Interest and other income	15,276	32,370	9,921

Total other income (expense)	15,276	32,370	9,921
Income (loss) before income taxes	1,677,512	(1,018,310)	(4,133,807)
Income tax expense	—	(4,585)	(3,085)

Net income (loss)	$1,677,512	$(1,022,895)	$(4,136,892)

Income (loss) per common share:
Basic	$0.80	$(0.55)	$(2.46)

Diluted	$0.80	$(0.55)	$(2.46)

Weighted average number of common shares outstanding
Basic	2,088,581	1,864,354	1,683,678
Diluted	2,091,428	1,864,354	1,683,678

See notes to condensed consolidated financial statements in Blue Dolphin’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and its Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 2010.

EXHIBIT D

HISTORICAL LE

BALANCE SHEETS

	September 30, 2011	December 31,
		2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,352	$733	$3,014
Restricted cash	191,735	225,801	297,002
Accounts receivable	2,170	—	—
Employee advances	6,655	—	—
Prepaid expenses and other current assets	3,719	—	12,865
Deposits	144,026	75,619	128,019
Inventory	41,074	49,440	48,150

Total current assets	390,731	351,593	489,050
Property and equipment, at cost:
Other property and equipment	170,974	170,974	165,292

	170,974	170,974	165,292
Less: accumulated depletion, depreciation and amortization	(57,679)	(44,759)	(37,183)

Total property and equipment, net	113,295	126,215	128,109
Construction in progress	29,759,110	28,691,555	27,677,220
Other assets	574,583	599,933	633,731

TOTAL ASSETS	$30,837,719	$29,769,296	$28,928,110

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,891,199	$2,140,288	$1,611,516
Note payable	46,318	51,352	—
Accrued expenses and other current liabilities	1,431,520	1,066,504	412,146
Other long-term liabilities, current portion	760,467	772,042	469,203

Total current liabilities	4,129,504	4,030,186	2,492,865
Other long-term liabilities, net of current portion	10,692,831	10,260,869	10,635,166

TOTAL LIABILITIES	14,822,335	14,291,055	13,128,031

Members’ equity	16,015,384	15,478,241	15,800,079

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$30,837,719	$29,769,296	$28,928,110

See accompanying notes to LE’s financial statements.

EXHIBIT D

HISTORICAL LE

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2011	Years Ended December 31,
		2010	2009
	(Unaudited)
REVENUE FROM OPERATIONS
Service revenue	$1,106,140	$—	$—

Total revenue from operations	1,106,140	—	—
COST OF OPERATIONS
Other operating expenses	22,650	—	—
Depletion, depreciation and amortization	38,270	—	—
General and administrative expenses	504,161	498,732	1,225,943

Total cost of operations	565,081	498,732	1,225,943

Income (loss) from operations	541,059	(498,732)	(1,225,943)
OTHER INCOME (EXPENSE)
Rental income, related party		181,582	542,302
Interest and other income	6,734	1,721	27,937
Interest expense	(10,645)	(7,156)	(21,680)
Dividend income	—	—	3
Gain (loss) on sale of assets	—	747	(4,993)
Forgiveness of debt income	—	—	2,463

Total other income (expense)	(3,911)	176,894	546,032

Net income (loss)	$537,148	$(321,838)	$(679,911)

See accompanying notes to LE’s financial statements.

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

Note 1 – Organization

Company Summary

Lazarus Energy, LLC (“LE”), a wholly owned subsidiary of Lazarus Energy Holdings, LLC (the “Holding Company”), owns an oil refinery located near Nixon, Texas. The refinery is in the final stages of refurbishment is currently undergoing operational testing. LE has completed refurbishment of approximately 130,000 barrels, or 44%, of crude oil storage capacity and 10,000 barrels, or 67%, of gasoline storage capacity. Once operational testing is complete, LE will produce petroleum products from crude oil such as liquefied petroleum gas, gasoline, diesel, jet fuel and intermediate products such as naphtha and atmospheric tower bottoms.

Development Stage Company

LE was formed on March 3, 2006. As of September 30, 2011, refinery operations had not yet commenced and LE has not generated significant operating revenue. LE is devoting substantially all of its efforts to refurbish and bring the refinery to operational status.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies has been prepared to assist in understanding LE’s financial statements as of and at September 30, 2011 (unaudited) and as of and at December 31, 2010 and 2009 (audited). The policies are in conformity with U.S. generally accepted accounting principles (“GAAP”) and have been consistently applied in the preparation of these financial statements.

Going Concern

LE’s financial statements have been prepared and presented on a basis assuming it will continue as a going concern. The factors below raise substantial doubt about LE’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should LE be unable to continue as a going concern.

LE recognized a net gain of $537,148 for the nine months ended September 30, 2011 and net losses of $321,838 and $679,911 for the twelve months ended December 31, 2010 and 2009, respectively. At September 30, 2011, LE had current assets of $390,731 and current liabilities of $4,129,504 resulting in a working capital deficit of $3,738,773. These factors raise substantial doubt about LE’s ability to continue as a going concern.

In August 2011, LE entered into an agreement with a third-party in which the third-party agreed to provide general contractor services to complete refurbishment of the refinery, provide working capital and supply crude oil in exchange for a portion of the net profits once the refinery is operational up to three (3) years.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

Concentration of Credit Risk

LE, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Restricted Cash

At September 30, 2011, LE had restricted cash balances totaling $191,735. At December 31, 2010 and 2009, LE had restricted cash balances totaling $225,801 and $297,002, respectively. These amounts are restricted for loan repayments and potential environmental liabilities that may arise.

Inventory

Inventory is valued at lower of cost or market with cost being determined on a “first-in, first out” basis. No reserve was deemed necessary at September 30, 2011 or December 31, 2010 and 2009. General and administrative expenses are not inventoried but expensed as incurred. Inventory consisted of the following:

	September 30,	December 31,
	2011	2010	2009
Fuel	$19,041	$19,041	$19,041
Supplies	22,033	30,399	29,109

	$41,074	49,440	$48,150

Construction in Progress

Construction in progress consists of costs incurred by LE to purchase and refurbish the oil refinery. Amounts are being capitalized as incurred and depreciation will begin once the refinery is operational and placed into service. LE capitalizes interest cost on borrowings, property taxes, and professional fees incurred during the construction of the refinery. Capitalized interest, property taxes and professional fees are added to the cost of the underlying assets and will be amortized over the useful life of the refinery.

Property and Equipment

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statements of operations and members’ equity.

Intangible Assets

Financing costs are capitalized and amortized over the term of the related debt using the straight-line method. Capitalized financing costs totaled $675,980 at September 30, 2011 and at December 31, 2010 and 2009. Related accumulated amortization totaled $101,397 at September 30, 2011 and $76,047 and $42,249 at December 31, 2010 and 2009, respectively. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

Revenue Recognition

During the years ended December 31, 2010 and 2009, LE leased the tanks through the Holding Company as they become operational to generate income. LE recorded this income, which was booked in accordance with the terms of the related lease agreement, as related party rental income. LE charged the Holding Company annually for the net amount of rental revenue for the related period. Beginning January 1, 2011, related party rental income was recorded as service revenue as LE no longer leased the tanks through the Holding Company. Upon startup of the refinery, revenue will be recognized in the month that the products are shipped out of the refinery based upon truck delivery tickets.

Depreciation

For financial reporting purposes, depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of assets when the property and equipment are placed in service. For tax reporting purposes, depreciation of property and equipment is computed using the straight-line and accelerated methods over the estimated useful lives at acquisition.

Income Taxes

LE is organized as a limited liability company, which generally is not a taxpaying entity for federal income tax purposes. Therefore, no provision for federal income taxes has been recorded in the financial statements. Income or loss of LE is taxed to the members on their individual returns.

LE adopted Accounting Standards Codification guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At September 30, 2011 and at December 31, 2010 and 2009, there were no uncertain tax positions that required accrual.

None of LE’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, fiscal years 2008 and later remain subject to examination by the IRS and respective states.

Deferred Taxes

The State of Texas enacted House Bill 3, which replaced the previous state franchise tax with a margin tax. Legal entities that conduct business in Texas are subject to the Texas margin tax, including previously non-taxable entities such as limited partnerships and limited liability partnerships. The tax is assessed on Texas sourced taxable margin, which is defined as the lesser of: (i) 70% of total revenue or (ii) total revenue less (a) cost of goods sold or (b) compensation and benefits. Although the bill states that the margin tax is not an income tax, it has the characteristics of an income tax since it is determined by applying a tax rate to a base that considers both revenues and expenses.

The Holding Company has elected to record any and all tax liabilities or deferrals and charge each individual subsidiary for their portion of the tax as deemed appropriate. During the years ended December 31, 2010 and 2009, no amounts were charged to LE; therefore, no deferred or accrued taxes were recorded in the financial statements.

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

Note 3 – Related Party Transactions

Accounts Payable

LE owed the Holding Company $1,050,049 at September 30, 2011 and $1,831,458 and $1,351,648 at December 31, 2010 and 2009, respectively. This amount is presented in accounts payable on the balance sheets.

Note 4 – Property and Equipment

Property and equipment consisted of the following:

	September 30,	December 31,
	2011	2010	2009
Machinery and equipment	$161,919	$161,919	$137,443
Transportation equipment	—	—	18,794
Furniture and Fixtures	9,055	9,055	9,055
Less: Accumulated depreciation	(57,679)	(44,759)	(37,183)

	$113,294	126,215	$128,109

Note 5 – Construction in Progress

Construction in progress consisted of the following:

	September 30,	December 31,
	2011	2010	2009
Facilities and refurbishments	$25,272,376	$24,855,393	$24,851,086
Construction period interest	3,608,998	3,003,426	2,145,518
Capitalized professional fees	458,991	458,991	358,991
Construction period property taxes	418,745	373,745	321,625

	$29,759,110	28,691,555	$27,677,220

Note 6 – Intangible Assets

Financing costs are being amortized over the 20-year life of the loan. Amortization expense was $25,349 for the nine months ended September 30, 2011 and $33,799 for each of the years ended December 31, 2010 and 2009.

Estimated future amortization expense for each of the five succeeding years and in the aggregate is as follows:

Years Ending December 31,	Amount
2011	$8,450
2012	33,799
2013	33,799
2014	33,799
2015	33,799
2016	33,799
Subsequent to 2016	397,138

$574,583

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

Note 7 – Current Liabilities (Short-Term Debt)

Note Payable

In January 2010, LE issued a $100,000 short-term note as payment for financing costs. The balance on this note was $46,318 at September 30, 2011 and $51,352 at December 31, 2010. The unsecured note bears interest at 10%. The loan requires monthly payments of principal and interest totaling $8,792.

Note 8 – Long-Term Liabilities (Long-Term Debt)

LE’s long-term debt consists of notes payable to and construction financing with third parties, as well as capital leases, as follows:

	September 30, 2011	December 31,
		2010	2009
USDA Loan (see Note 9)	$9,669,124	$9,669,173	$9,701,180
Kissick Debt (see Note 9)	1,300,000	1,300,000	1,300,000
Construction Financing (see Note 9)	452,308	—	—
Capital leases (see Note 10)	31,817	63,739	103,189

	11,453,249	11,032,912	11,104,369
Less: Current portion of long-term debt	(760,418)	(766,042)	(469,203)

	$10,692,831	10,266,870	$10,635,166

A schedule of minimum payments (principal only) for LE’s long-term debt, in the aggregate, over the next four years follows:

Years Ending December 31,	Amount	Capital Leases Included in Previous Column
2011	$—	—
2012	1,812,856	11,316
2013	2,066,423	17,115
2014	1,365,820	5,115
2015	413,411	328
Subsequent to 2015	7,746,791	—

	$13,405,302	$33,874

Note 9 – Notes Payable and Construction Financing

In September 2008, LE obtained a U.S. Department of Agriculture loan payable to 1st International Bank or its assignee under a promissory note in the amount of $10,000,000 (the “USDA Loan”). The note, which is currently in default, accrues interest at a rate of prime plus 2.25% (effective rate of 5.50% as of September 30, 2011) and has a maturity date of October 2028. The note is: (i) secured by a first lien on the refinery and certain of LE’s general assets and (ii) subject to certain restrictive financial covenants related to debt to net worth and current ratio. In August 2011, LE entered into a forbearance agreement that provides for a minimum monthly payment of $69,443. Interest was accrued on the note in the amount of $760,000 at September 30, 2011 and $400,000 and $0 at December 31, 2010 and 2009, respectively.

EXHIBIT D

NOTES TO HISTORICAL LE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 (UNAUDITED)

DECEMBER 31, 2010 AND 2009 (AUDITED)

LE obtained a loan in the amount of $2,000,000 pursuant to a promissory note previously held by Notre Dame Investors, Inc. and currently held by John Kissick (the “Kissick Debt”). The note, which is currently in default, accrues interest at the default rate of 6% and is secured by a second lien on the refinery. The note requires a minimum monthly payment of $165,262. Payments are not due until the refinery becomes operational. Interest was accrued on the note in the amount of $597,786 at September 30, 2011 and $442,214 and $234,214 at December 31, 2010 and 2009, respectively.

In August 2011, a third-party committed funding in the amount of $3,700,000 for completion of the refinery’s refurbishment and start-up operations. Payments commence once the refinery is operational. Interest accrues at the rate of 6%. Interest was accrued on the financing in the amount of $0 at September 30, 2011.

Note 10 – Capital Leases

LE was obligated under various capital lease agreements for equipment totaling $31,817 at September 30, 2011 and $63,738 and $103,189 at December 31, 2010 and 2009, respectively. The capital leases require minimum monthly payments ranging from $164 to $2,559 including interest at rates ranging from 8.50% to 13.39%. The capital leases mature at various dates through February 2014. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives.

A summary of equipment held under capital leases follows:

	September 30, 2011	December 31,
		2010	2009
Cost	$58,228	$58,228	$119,311
Less: Accumulated depreciation	(19,619)	(15,252)	(21,784)

Net book value	$38,609	42,976	$97,527

Depreciation on assets under capital leases charged to expense was $3,662 for the nine months ended September 30, 2011 and $5,823 and $9,954 for the years ended December 31, 2010 and 2009, respectively. Interest expense included in the capital lease payments was $2,900 for the nine months ended September 30, 2011 and $7,624 and $10,943 for the years ended December 31, 2010 and 2009, respectively.

Note 11 – Contingent Liability

LE was awarded a state grant through the city of Nixon, Texas to install a water pipeline to the refinery. In exchange, LE agreed to hire a predetermined number of employees to work at the facility. The cost to install of the pipeline was approximately $750,000. LE has hired a portion of the required number of employees and intends to hire the remainder once the facility is operational, which will release LE of paying any of the cost of installing the pipeline. LE recorded no liability at September 30, 2011 and December 31, 2010 and 2009 as management believes that it will meet all of LE’s obligations as set forth under the terms of the grant.

Remainder of Page Intentionally Left Blank

Blue Dolphin Energy Company (“Blue Dolphin”) Annual Meeting of Stockholders (the “Annual Meeting”)

January 27, 2012 at 10:00 a.m. Central Time

801 Travis Street, Suite 2100, Houston, Texas 77002

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Votes in Blue or Black Ink Only • This Proxy Form is Valid Only When Signed and Dated Below.

The Board of Directors recommends a vote FOR the following proposals:

1.	ELECT FIVE (5) DIRECTORS.

Director Nominees:	For	Withhold Authority
(01) Laurence N. Benz	☐	☐

You may withhold authority to vote

for any director nominee by lining

through or striking out their name.

You may enter the name of a nominee

for director for any director nominee

in which you have withheld authority

to vote.

(02) John N. Goodpasture	☐	☐
(03) Harris A. Kaffie	☐	☐
(04) Erik Ostbye	☐	☐
(05) Ivar Siem	☐	☐

2.	RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.
☐ For ☐ Against ☐ Abstain
3.	AMEND BLUE DOLPHIN’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED COMMON SHARES, PAR VALUE $0.01 PER SHARE (THE “COMMON STOCK”), FROM 100,000,000 SHARES TO 20,000,000 SHARES.
☐ For ☐ Against ☐ Abstain
4.	AMEND BLUE DOLPHIN’S 2000 STOCK INCENTIVE PLAN (THE “PLAN”) TO: (i) CHANGE THE EXPIRATION DATE OF THE PLAN FROM TEN (10) TO TWENTY (20) YEARS FROM THE EFFECTIVE DATE AND (ii) INCREASE THE AGGREGATE NUMBER OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 171,128 SHARES TO 1,000,000 SHARES (COLLECTIVELY THE “PLAN AMENDMENTS”).
☐ For ☐ Against ☐ Abstain
5.	APPROVE THE ISSUANCE OF 8,393,560 SHARES OF COMMON STOCK TO LAZARUS ENERGY HOLDINGS, LLC (“LEH”) AS CONSIDERATION TO PURCHASE LAZARUS ENERGY, LLC (“LE”), WHICH OWNS THE NIXON REFINERY, PURSUANT TO A DEFINITIVE PURCHASE AND SALE AGREEMENT ENTERED INTO ON JULY 12, 2011 BETWEEN LEH, LAZARUS LOUISIANA REFINERY II, LLC, LAZARUS TEXAS REFINERY II, LLC, LAZARUS ENVIRONMENTAL, LLC, LE AND LAZARUS ENERGY DEVELOPMENT, LLC, WHEREBY LEH SHALL HOLD EIGHTY PERCENT (80%) OF BLUE DOLPHIN’S ISSUED AND OUTSTANDING COMMON STOCK AFTER CLOSING OF THE TRANSACTION (THE “BDEC SHARES”), THE RESULT OF WHICH WILL BE A CHANGE IN CONTROL OF BLUE DOLPHIN.
☐ For ☐ Against ☐ Abstain
6.	APPROVE AN ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS.
☐ For ☐ Against ☐ Abstain
7.	TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
☐ For ☐ Against ☐ Abstain

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, revokes all previous proxies and appoints Ivar Siem and Tommy Byrd, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated above, all of the shares of common stock of Blue Dolphin Energy Company held of record by the undersigned at the close of business on December 12, 2011, at the Annual Meeting and at any adjournment or postponement thereof.

Date and sign the proxy form below, mark your elections above and return the proxy form in the postage-paid envelope provided.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK HERE: ☐

DATED: ________________

Signature

Signature (If Held Jointly)

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.